UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Soliciting Material Pursuant to §240.14a-12

ATEA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Date and Time:	Place:
June 18, 2026 9:00 a.m. Eastern Time	Virtual meeting conducted via live webcast accessed at this website: www.virtualshareholdermeeting.com/AVIR2026

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Atea Pharmaceuticals, Inc., a Delaware corporation (“Atea,” the “Company,” “we,” “our” or “us”).

The Annual Meeting will be held for the following purposes:	Board Recommendation

1. To elect Jerome Adams, MD, MPH, Howard Berman, PhD and Barbara Duncan as Class III Directors to serve until the 2029 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified

FOR All Director Nominees
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR
3. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	FOR

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. We will also consider and transact any other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

WHO CAN VOTE AND PARTICIPATE

Holders of record of Atea common stock as of the close of business on April 24, 2026, the record date fixed by the Board of Directors (the “Board”), are entitled to notice of, and to vote at, the Annual Meeting, and at any continuations, adjournments or postponements thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to contactus@ateapharma.com stating the purpose of the request and providing proof of ownership of Atea common stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING

To participate in the virtual Annual Meeting, visit http://www.virtualshareholdermeeting.com/AVIR2026 and enter the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials.

HOW TO VOTE

Further information and instructions regarding the Annual Meeting, the voting process, the quorum and the required votes for the approval of each of the proposals can be found in the “Questions & Answers About The 2026 Annual Meeting Of Stockholders” section starting on page 66. Whether or not you plan to attend the Annual Meeting, it is important to read the Proxy Statement in its entirety and then cast your vote as promptly as possible.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you choose to attend the Annual Meeting, you may vote your shares electronically, even if you have previously voted or returned your proxy by any of the methods described in the Proxy Statement.

By Order of the Board of Directors,

Andrea Corcoran

Chief Financial Officer, Executive Vice President, Legal and Secretary

Boston, Massachusetts

April 27, 2026

Letter from the Board

April 27, 2026

On behalf of the Board of Directors of Atea Pharmaceuticals (“Atea” or the “Company”), we are pleased to invite you to attend Atea’s 2026 Annual Meeting of Stockholders (“Annual Meeting”). More details on the Annual Meeting can be found in the enclosed notice and proxy materials.

In 2025, Atea advanced its strategic priorities executing across our antiviral drug discovery and development programs and corporate initiatives. Throughout the year, our focus on operational execution was matched with continued discipline in the allocation of resources, all with the objective of delivering long‑term value for our stockholders.

Our clinical team significantly advanced the Phase 3 clinical development of the regimen of bemnifosbuvir and ruzasvir for the treatment of chronic hepatitis C virus (“HCV”). Topline results from the Phase 3 C‑BEYOND trial are expected mid-2026 with results from the Phase 3 C‑FORWARD trial anticipated by year end 2026. HCV remains a significant global health burden with as many as 4 million individuals estimated to be infected with HCV in the United States. Driven by continual high rates of infection that outpace the rates of treatment, the commercial market for HCV therapeutics is expected to remain substantial for the foreseeable future with ongoing need for effective and convenient oral antiviral therapies. In 2025, global net sales of HCV therapeutics approximated $2.5 billion.

Results from our Phase 2 trial demonstrated a 98% sustained virologic response at 12 weeks post‑treatment among per‑protocol, treatment‑adherent patients following eight weeks of therapy. The regimen was generally well tolerated with no drug‑related serious adverse events or treatment discontinuations. These Phase 2 results, together with results from other preclinical and clinical studies, support a differentiated, potentially best‑in‑class profile for the bemnifosbuvir and ruzasvir fixed dose combination. In an HCV commercial market which is evolving with the increasing adoption of the test-and-treat model of care, we believe that the short duration, lack of drug-drug interactions and convenience of administration with or without food positions our regimen well and has the potential to support, after approval, rapid attainment of competitive market share.

Additionally, we broadened our antiviral pipeline with the introduction of AT‑587, a new product candidate we are developing for the treatment of hepatitis E virus (HEV), an emerging public health concern for immunocompromised and other high‑risk patient populations with no approved therapies. We anticipate initiating a Phase 1 program mid‑year 2026.

In early 2025, we implemented a workforce reduction of approximately 25%, a strategic action that is projected to generate approximately $15 million in cost savings through 2027. We also completed a $25 million stock repurchase program, retiring and returning 7,673,792 shares of stock to authorized but unissued status, underscoring our commitment to return capital to stockholders while maintaining the flexibility needed to position Atea for long-term success.

The enclosed 2026 Proxy Statement includes important information regarding the matters to be voted on at the Annual Meeting, including director elections, ratification of our independent registered public accounting firm, and the approval on an advisory (non-binding) basis of the compensation of our named executive officers. Your vote is important, and we encourage you to participate—either by attending the virtual meeting or voting by proxy.

Thank you for your continued trust, engagement, and support.

Jean-Pierre Sommadossi, PhD

Chairman of the Board of Directors

Chief Executive Officer

Forward-Looking Statements

This Proxy Statement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Proxy Statement include but are not limited to statements regarding the potential best-in-class profile and market opportunity of the bemnifosbuvir and ruzasvir regimen for the treatment of hepatitis C virus (“HCV”), the potential opportunity to advance efforts to eradicate HCV, the potential to develop a product for the treatment of hepatitis E virus (“HEV”), anticipated milestone events and timelines for clinical trials including the timeline for readout of the HCV Phase 3 clinical trials results and initiation of the HEV clinical development, future results of operations and business strategy. When used herein, words including “expected,” “should,” “anticipated,” “believe,” “will,” “plans”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations, and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, uncertainties inherent in the drug discovery and development process and the regulatory submission or approval process, unexpected or unfavorable safety or efficacy data or results observed during clinical trials or in data readouts; delays in or disruptions to clinical trials or our business; our reliance on third parties over which we may not always have full control; our ability to manufacture sufficient commercial product; competition from approved treatments for HCV; dependence on the success of our most advanced product candidates, in particular the bemnifosbuvir and ruzasvir regimen for the treatment of HCV; as well as the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 as such factors may be updated from time to time in our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Proxy Statement. Any such forward-looking statements represent management’s estimates as of the date of this Proxy Statement. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Proxy Statement.

ATEA PHARMACEUTICALS, INC.

225 FRANKLIN STREET, SUITE 2100

BOSTON, MASSACHUSETTS 02110

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Atea Pharmaceuticals, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually via live webcast on Friday, June 18, 2026 (“Annual Meeting”), beginning at 9:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of shares of our common stock, $0.001 par value per share (“Common Stock”), as of the close of business on April 24, 2026 (“Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of April 24, 2026, there were 80,027,099 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 are expected to be released on or about May 4, 2026 to our stockholders as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on June 18, 2026

The Proxy Statement and our Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com and in the Investor section of our website at www.ateapharma.com.

In this Proxy Statement, “Atea”, “Company”, “we”, “us”, and “our” all refer to Atea Pharmaceuticals, Inc.

Attending the Meeting

You may attend the Annual Meeting and submit your questions and vote electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVIR2026 and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.

To elect Jerome Adams, MD, MPH, Howard Berman, PhD and Barbara Duncan as Class III Directors to serve until the 2029 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified.

2.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.
4.	To transact any other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or Internet, your shares will be voted on your behalf as you direct. You may also vote your shares electronically during the Annual Meeting. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

•
FOR the election of Jerome Adams, MD, MPH, Howard Berman, PhD and Barbara Duncan as Class III Directors;
•
FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•
FOR the approval, on advisory (non-binding) basis of the compensation of the Company’s named executive officers.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this Proxy Statement. You are viewing or have received these proxy materials because Atea’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Proxy Statement Summary

Advancing Oral Antiviral Therapies

We are a late-stage clinical biopharmaceutical company with deep expertise in antiviral drug development, advancing a pipeline focused on areas of significant unmet medical need. Our lead program—a combination regimen of bemnifosbuvir and ruzasvir for the treatment of chronic hepatitis C virus (HCV)—progressed into Phase 3 development in 2025, supported by robust Phase 2 results which demonstrated a 98% sustained virologic response rate among treatment‑adherent patients. Results to-date support our regimen as a potential best-in-class HCV treatment option with a differentiated profile. In clinical trials, the regimen has demonstrated efficacy and tolerability, low risk of drug-drug interactions and convenient dosing with no food effect.

In 2025, we expanded our antiviral portfolio with the addition of AT‑587, a novel product candidate for the treatment of hepatitis E virus (HEV). With heightened impact on immunocompromised and other high‑risk populations, HEV is an emerging global public health concern for which there are no currently approved therapies. For immunocompromised patients living with chronic HEV infection there is a major unmet medical need for an approved treatment. In these patients, chronic HEV can rapidly progress to cirrhosis within three to five years if left untreated.

The HCV and HEV commercial market opportunities are substantial and are anticipated to remain that way for the foreseeable future. In 2025, global net sales of currently approved HCV antiviral therapies exceeded $2.5 billion with the US accounting for approximately 50% of these sales. For HEV, we estimate that treatment of immunocompromised patients with a direct acting antiviral represents a significant market opportunity.

Our Board Provides Robust Oversight of Management

Our Board includes high-quality and accomplished directors who contribute complementary skills, experience, backgrounds and perspectives that facilitate robust oversight of management and the Company.

With more than half of our independent directors appointed since 2020, including two independent directors newly appointed in 2025, the Board has been significantly refreshed welcoming new perspectives while retaining the institutional knowledge possessed by our directors with longer tenure.

Our Board is focused on ensuring the execution of our strategy, enhancing performance and creating an environment that increases operational efficiency – all of which will contribute to Atea’s long-term growth and the creation of sustainable stockholder value.

Board Highlights
Directors with PhD or MD	Board Independence	New Directors Since 2020

Director Skillsets

Our Corporate Governance Promotes Accountability

The governance structure adopted at the time of Atea’s initial public offering (“IPO”) in 2020 reflects the Board’s intentions to allow leadership to drive the creation of long-term stockholder value by focusing, in a financially disciplined manner, on the discovery and development of first- or best-in-class oral antiviral therapeutics.

Governance Principles	Corporate Governance Practice

Accountability to Stockholders	One vote per share of Common Stock
No dual class or unequal-voting structure
No poison pill
Simple majority vote on merger proposals
Robust Independence	8 of our 9 directors are independent
5 new independent directors appointed since 2020
Independent Lead Director with delineated role and approval authority
Our independent directors regularly meet in executive sessions.
All four standing Board committees—Audit, Compensation, Nominating and Corporate Governance, and Strategy and Public Policy—are independent
Comprehensive Evaluation and Risk Oversight	Our Board periodically reviews its performance, as well as the performance of each of its standing committees
Our Compensation Committee evaluates our CEO’s performance annually and oversees management of risks associated with our compensation policies and programs
Our Nominating and Corporate Governance Committee oversees management of risks associated with overall governance and Board composition matters
Our Audit Committee oversees management of financial and cybersecurity risks
Strong Alignment of Interests with Stockholders	We have a clawback policy that applies to both cash and equity incentives and is triggered by a financial restatement
Our directors and executive officers are prohibited from pledging or hedging transactions

Executive Compensation is Aligned with Company Performance
Despite being a smaller reporting company under SEC rules, we voluntarily provide supplementary disclosure that provides enhanced transparency of our compensation structure

Our Compensation Committee designs incentives based on Company performance that both emphasize the creation of sustainable long-term stockholder value and attract, motivate and retain highly qualified and experienced executives.

Our Executive Compensation Philosophy is designed to reward executives for actions that create incremental stockholder value and align the interests of stockholders and executives

Pay for Performance	Reward executives for actions that create incremental stockholder value
Align Interests	Ensure executives’ interests are aligned with long-term stockholders
Attract & Retain	Provide appropriate compensation for each executive relative to industry

The design of our executive compensation program promotes performance alignment and protects stockholder interests.

Design Feature	Rationale & Impact		Pay for Performance	Align Interests	Attract & Retain
Emphasize at-risk compensation	➣	79% of CEO 2025 target pay at risk
Balance short- and long-term incentives	➣	Reward executives for actions that create stockholder value
Focus on equity pay mix	➣	Performance stock units (“PSUs”) accounted for greater than 50% of CEO 2025 equity value
Link annual bonus to preset goals	➣	Rewards executives for achieving strategic objectives No guaranteed bonuses

For 2025, the resulting Target Pay mix was:

Our Commitment to Stockholder Engagement

The Board is committed to maintaining regular, meaningful engagement with our stockholders to better understand their perspectives. The Board values stockholder feedback received as it serves as a key input to Board and Board committee discussions and ultimately informs decision-making. Since our 2020 IPO, we have regularly engaged constructively and proactively with stockholders to understand their views on matters of strategy, corporate governance, executive compensation, capital allocation, and overall performance.

During 2025, we conducted a robust and comprehensive outreach effort, engaging both existing and potential stockholders through a broad range of meetings and interactions designed to communicate our strategy, governance practices, and long-term priorities, while also soliciting investor feedback. Following the 2025 Annual Meeting, we offered engagement opportunities to stockholders representing more than 50% of our outstanding shares of common stock. Stockholders with whom we engaged—representing the majority of responding share ownership—generally focused discussions on our strategic direction, operational execution, capital stewardship, and governance practices.

These meetings with stockholders included members of our senior management team. Feedback received through this outreach was communicated directly to the full Board and to relevant Board committees and was a meaningful input into Board deliberations, including governance and compensation-related decisions. The Board values this ongoing dialogue and views stockholder engagement as an integral component of effective corporate governance and long-term stockholder value creation.

Actions taken by the Compensation Committee in line with stockholder preferences include:
Included PSUs as a significant part of the 2025 total compensation

Provide enhanced voluntary disclosures to convey to stockholders the rationale, guiding principles and polices that our Compensation Committee and Board follow when determining compensation of our named executive officers (“NEOs”)

Enhanced disclosure of our annual performance-based cash incentive to demonstrate the link between Company performance and preset, objective goals
Committed to disclose Company performance against the preset long-term goals when the PSU performance period is completed

PROPOSAL 1 – ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors and the three classes having staggered terms. At each annual meeting of the stockholders, one class of directors is elected for a three-year term to succeed the directors of the same class whose term is then expiring.

Our Board has fixed the number of directors at nine as of the date of this Proxy Statement. The current class structure is as follows: Class I, whose term will expire at the 2027 annual meeting of stockholders; Class II, whose term will expire at the 2028 annual meeting of stockholders; and Class III, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2029 annual meeting of stockholders. The current Class I directors are Franklin Berger, Arthur Kirsch and Jean-Pierre Sommadossi, PhD; the current Class II directors are Bruno Lucidi, Polly Murphy, DVM, PhD and Bruce Polsky, MD, MACP, FIDSA; and the current Class III directors are Jerome Adams, MD, MPH, Howard Berman, PhD, and Barbara Duncan.

The Board has unanimously nominated each of Dr. Adams, Dr. Berman and Ms. Duncan for re-election as Class III Directors at the Annual Meeting. If re-elected, Dr. Adams, Dr. Berman and Ms. Duncan will hold office until the 2029 annual meeting of stockholders and until each of such director’s respective successor is elected and qualified or until each of such director’s earlier death, resignation or removal.

Each nominee has consented to being named in this Proxy Statement and to serve, if elected. If any nominee is unable to serve or for good cause will not serve as a director, it is intended that the proxies will be voted for any substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the Class III Director nominees named below.

Our Board of Directors

The following table outlines the directors who currently serve on our Board along with their respective years of appointment and key Board committee roles. The directors in the shaded rows have been nominated by our Board for election by stockholders at the Annual Meeting.

Director Name	Independent	Director Since	Term Ending	Committee Membership

Jerome Adams, MD, MPH		2021	2026	NCG, SPP (Chair)

Howard Berman, PhD		2025	2026	NCG, SPP

Barbara Duncan		2020	2026	Audit (Chair)*, NCG

Franklin Berger		2019	2017	Audit, Compensation (Chair)

Arthur Kirsch		2025	2027	Audit*, Compensation

Bruno Lucidi		2014	2028	Audit, Compensation

Polly Murphy, DVM, PhD		2020	2028	NCG (Chair), SPP

Bruce Polsky, MD, MACP, FIDSA		2014	2028	Compensation, SPP

Jean-Pierre Sommadossi, PhD		2014	2027	None

NCG – Nominating and Corporate Governance; SPP – Strategy and Public Policy; * – Financial Expert

The biographies of our directors starting on the next page outline their principal occupations and business experience and how each individual contributes to Board oversight:

Jerome Adams, MD, MPH			Independent Director

Age: 51

Director Since: 2021

Class: III

Committee Memberships

– Strategy and Public Policy (Chair)

– Nominating and Corporate Governance

Education

– University of Maryland Baltimore County, BA

– University of California, Berkeley, MPH

– Indiana University School of Medicine, MD

Qualifications and Expertise Provided to Our Board
–

Dr. Adams’ distinguished experience shaping national and state health policy, gained through his leadership as the 20th U.S. Surgeon General and Commissioner of the Indiana State Department of Health, offers deep insights into public health priorities including viral disease eradication and prevention.

–

Dr. Adams’ unique perspective on public health needs, combined with his current role focused on health equity initiatives and his medical background, significantly enhances the Board’s ability to align the Company’s strategy with evolving healthcare demands and navigate complex policy landscapes.

Professional Experience
–

Presidential Fellow and Executive Director of the Center for Community Health Enhancement and Learning at Purdue University, leading collaborative efforts to elevate community health outcomes (2021-present)

	–	Distinguished Professor of Practice in the departments of Pharmacy Practice and Public Health at Purdue University (2021-present)
–

20th U.S. Surgeon General, where he led and directed oversight and operations of the Office of the Surgeon General and advised the Secretary of the U.S. Department of Health and Human Services on matters related to protecting and advancing the public health of the United States (2017-2021)

–

Commissioner of the Indiana State Department of Health where he served as a cabinet advisor on public health matters and led Indiana’s response to Ebola, Zika and HIV crises managing an annual budget of ~$350 million (2014-2017)

–

Numerous roles in academia and medicine (2006-2017), including:

o
General Anesthesiologist, Ball Memorial Hospital (2006-2008)
o
Associate Professor of Anesthesia at Indiana University (2008- 2017 and 2021-present)
o
General Anesthesiologist, Walter Reed Medical Center (2018- 2021)

–

Recipient of U.S. Public Health Service Awards, including the Distinguished Service Medal, Presidential Unit Citation, Army Military Medical Merit Medal, Global Health Campaign Medal, and Humanitarian Service Medal

Other Public Company Directorships (past five years):
	–	None

Core Skills

Drug Development / Scientific Experience	Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	Senior Executive Role	Corporate Governance

Howard Berman, PhD			Independent Director

Age: 52

Director Since: 2025

Class: III

Committee Memberships

– Strategy and Public Policy

– Nominating and Corporate Governance

Education

– University of Michigan, BS

– Weill Cornell Medical School, PhD, Neuroscience and Pharmacology

Qualifications and Expertise Provided to Our Board
–

Dr. Berman’s experience cultivated through significant roles within major pharmaceutical companies including AbbVie, Eli Lilly, and Novartis focusing on clinical development and drug launches, and his experience as a public biotechnology company CEO and founder will provide the Board with key insights into pharmaceutical development and commercialization strategy.

–

Dr. Berman’s unique capacity to integrate deep scientific understanding with strong business and entrepreneurial acumen, will significantly enhance the Board’s ability to strategically guide the Company and strengthen the Board’s oversight of the Company’s operational execution.

Professional Experience
–

Chairman (formerly Executive Chairman) and CEO of ReAlta Life Sciences, Inc., a clinical stage biopharmaceutical company focused on targeting neutrophils and central components of the complement system for the treatment of inflammatory disorders (2025 to present)

–

Founder, Executive Chairman and CEO of Coya Therapeutics, Inc., a clinical-stage biotechnology company focused on developing multimodality Treg therapies for the treatment of neurodegenerative, autoimmune and metabolic diseases (2020-2026)

	–	Founder of Imaware Inc., a digital health company that developed and commercializes remote blood biomarker testing and monitoring (2018-2024)
–

Senior Medical Liaison roles at numerous pharmaceutical companies

(2003-2020), including:

o
Abbvie Inc.: led engagement with key opinion leaders to advance oncology assets and contributed to development and multi-billion dollar launch of Venclexta® and other products (2013-2020)
o
Eli Lilly and Co.: company’s scientific point of contact with and key opinion leader for development and initiation of collaborations, clinical trials and managed key academic partnerships and contributed to multi-billion dollar launch of Alimta® (2009-2013)
o
Novartis Pharmaceuticals Corporation: managed key opinion leader collaborations to support broad portfolio of CNS drugs targeting epilepsy, Parkinson’s Disease, Alzheimer’s Disease, MS, ADHD, and other neurological conditions and contributed to launch of Focalin-XR® (2003-2006)

Other Public Company Directorships (past five years):
	–	Coya Therapeutics, Inc. (Ticker: COYA), 2020-2026

Core Skills

Drug Development / Scientific Experience	Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	Finance & Audit	M&A / Strategic Investments	Senior Executive Role	Corporate Governance

Barbara Duncan		Independent Director

Age: 61

Director Since: 2020

Class: III

Committee Memberships

– Audit (Chair)

– Nominating and Corporate Governance

Education

– Louisiana State University, BBA

– University of Pennsylvania, The Wharton School, MBA

Qualifications and Expertise Provided to Our Board
–

Ms. Duncan’s extensive biopharmaceutical leadership experience, including her role as CEO of DOV Pharmaceuticals where she guided its acquisition, combined with deep financial and auditing experience, provides the Board with valuable expertise.

–

Ms. Duncan’s executive leadership roles at similarly scaled companies and governance insights from board roles at other public biopharmaceutical companies strengthens the Board’s oversight across strategy, finance, capital allocation and governance practices.

Professional Experience
–

CFO and Treasurer of Intercept Pharmaceuticals, Inc., a biopharmaceutical company which focused on developing treatments for liver diseases. Raised $1.5 billion through private and public financings including company’s IPO and follow-ons. Collaborated in development and execution of strategic and operational plans (2009-2016)

–

CEO (2007-2009) and CFO (2001-2007) of DOV Pharmaceuticals, Inc., a biopharmaceutical company which focused on therapeutics primarily for treatment of central nervous system conditions. Developed and led the sale of company to Euthymics Biosciences. Executed on all phases of company’s IPO, private placements and convertible debt financing raising $175 million.

–

Roles in Corporate Finance and Audit between 1986-2000, including:

o
Deloitte & Touche (Senior Accountant, 1986-1989)
o
Pepsico, Inc. (International Auditor, 1989-1992)
o
SBC Warburg Dillon Read Inc. (Director, Corporate Finance, 1994-1998)
o
Lehman Brothers Inc. (VP, Corporate Finance, 1998-2001)

Other Public Company Directorships (past five years):
	–	OVID Therapeutics Inc. (Ticker: OVID), 2017-present
	–	Halozyme, Inc. (Ticker: HALO), 2023-present
	–	Fusion Pharmaceuticals, Inc. (Ticker: FUSN), 2020-2024
	–	Jounce Therapeutics, Inc. (Ticker: JNCE), 2016-2023
	–	Adaptimmune, plc (Ticker: ADAP), 2016-2023
	–	ObsEva plc (OTC, Ticker: OBSEF), 2016-2021

Core Skills

Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	Finance & Audit	M&A / Strategic Investments	Senior Executive Role	Corporate Governance

Franklin Berger		Lead Independent Director

Age: 76

Director Since: 2019*

Class: I

Committee Memberships

– Compensation (Chair)

– Audit

Education

– John Hopkins University, BA

– John Hopkins University, MA

– Harvard Business School, MBA

* Mr. Berger will not seek re-election when his current term ends at the 2027 annual meeting of stockholders.

Qualifications and Expertise Provided to Our Board
–

Mr. Berger provides deep expertise in life science finance and capital markets, drawing on decades of experience including leading equity research divisions at major investment banks including JP Morgan and Salomon Brothers, founding investment research firms, and participating in significant life science sector financings.

–

Mr. Berger’s financial acumen, coupled with extensive corporate governance experience from serving on numerous public biopharmaceutical company boards, significantly enhances the Board’s oversight of the Company’s strategy, operational execution and capital allocation.

Professional Experience
	–	Founder and Managing Director at FMB Research LLC (2005-present)
	–	Co-Portfolio Manager at Sectoral Biotechnology Fund, a $7 billion investment fund (2007-2008)
	–	Founded the small-cap focused NEMO Fund at Sectoral Asset Management Inc. (2007-2008)
–

Managing Director, Head of Biotech Equity Research at JP Morgan Securities, where he was involved with issuance of more than $12 billion in biotech/biopharmaceutical company equity or equity linked securities (1998-2003)

	–	Managing Director, Head of Biotech Equity Research at Salomon Brothers (1997-1998)
	–	Biotech Equity Research Analyst at Josephthal & Co., where he led fundraising/underwriting groups (1991-1997)
Other Public Company Directorships (past five years):
	–	Kezar Life Sciences, Inc. (Ticker: KZR), 2016-present
	–	Satellos Bioscience Inc. (Ticker: MSLE), 2023-present
	–	Atreca, Inc. (Ticker: BCEL), 2014-2024
	–	Essa Pharma, Inc. (Ticker: EPIX), 2015-2025
	–	Rain Therapeutics Inc. (Ticker: RAIN), 2020-2024
	–	Bellus Health, Inc. (Ticker: BLU), 2010-2023
	–	Five Prime Therapeutics, Inc. (Ticker: FPRX), 2014-2021

Core Skills

Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	Finance & Audit	M&A / Strategic Investments	Senior Executive Role	Corporate Governance

Arthur Kirsch		Independent Director

Age: 74 Director Since: 2025 Class: I Committee Memberships – Audit – Nominating and Corporate Governance Education – University of Rhode Island, BA – Bernard M. Baruch College, MBA	Qualifications and Expertise Provided to Our Board
–

Mr. Kirsch brings decades of experience in life science and healthcare finance, particularly M&A advisory and capital raising, demonstrated through his leadership roles in investment banking where he oversaw the execution of significant strategic transactions and numerous public and private financings.

–

Mr. Kirsch’s strong transactional background is complemented by his current senior advisory role at Alvarez and Marsal, and his public company directorship experience. His comprehensive skillset equips the Board with valuable perspectives on strategic planning, financing, capital allocation and corporate governance.

Professional Experience
	–	Senior Advisor at Alvarez and Marsal, tasked with assisting in the buildout of the life science practice within the global consulting firm (2019-present)
	–	Managing Director/Senior Advisor at GCA Savvian, responsible for healthcare investment banking activities with primary focus on M&A and equity capital markets (2005-2018)
–

Managing Director at Vector Securities / Prudential Vector Healthcare, where he oversaw the completion of 73 public and private healthcare financings between 1999-2000 and was a Director of Healthcare research covering over 200 companies (1994-2005)

	–	CEO of NatWest Markets, where he managed the global securities business and established NatWest Markets in the U.S. as a leading foreign owned full service investment bank (1990-1993)
Other Public Company Directorships (past five years):
	–	Liquidia Technologies, Inc. (Ticker: LQDA), 2016-present
	–	Kadmon Holdings, Inc. (Ticker: KFMN), 2019-2021
	–	Evommune, Inc. (Ticker: EVMN), 2025-present

Core Skills

Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	Finance & Audit	M&A / Strategic Investments	Senior Executive Role	Corporate Governance

Bruno Lucidi			Independent Director

Age: 66

Director Since: 2014

Class: II

Committee Memberships

– Audit

– Compensation

Education

– Saint Romain en Gal, BS

– Lyon (France), School of Medicine

– Paris School of Business (École Supérieure de Commerce de Paris)

– Villejuif Gustave Roussy Institute (France), Oncology

– New York (USA), Investment Banking Institute

Qualifications and Expertise Provided to Our Board
–

Mr. Lucidi has specialized experience in areas critical to our company including an extensive background at Bristol-Myers Squibb, Johnson & Johnson, and GSK commercializing antiviral therapeutics and vaccines on a global scale.

–

Additionally, Mr. Lucidi’s leadership roles in building and advancing biopharmaceutical companies, including as Founder and CEO of AgenTus Therapeutics (now Mink Therapeutics) and CEO of Karolinska Development, provides an invaluable perspective to our Board when shaping our business development and commercialization strategies.

Professional Experience
		–	Life Sciences Expert at the Wallonia Trade and Foreign Investment Government Agency in Belgium (2017-2020)
		–	Founder and CEO of AgenTus Therapeutics, a global Cell Therapy company (2017-2019)
–

CEO of Karolinska Development AB, (Nasdaq Stockholm: KDEV) an investment company investing in and managing a portfolio of Nordic life science companies developing potentially ground-breaking treatments for medical conditions where there is an unmet medical need and substantial commercial potential (2014-2015)

–

Vice President of Pediatric Vaccines at GSK Biologicals, responsible for worldwide commercial and life cycle strategy of pediatric vaccines with sales above £2 billion, including vaccines for Hepatitis B, Polio, Rotavirus, Measles, Mumps and Rubella (2009-2012)

–

Worldwide Vice President of Oncology & Virology at Johnson & Johnson, responsible for establishing and managing the virology and the oncology strategic groups, shaping and executing the global strategy from drug discovery to market, overseeing the launch of Velcade, and chairing two therapeutic area committees (2002-2005)

–

CEO of Idenix Pharmaceuticals (1998-2000) and Chair of Pharmasset (1998-2002) with responsibility for overseeing the launch and buildout of these biopharmaceutical companies focused on the development of novel oral antiviral products

–

Leadership roles at Bristol-Myers Squibb, including Senior Director, Virology Europe and Director, Oncology Europe overseeing the launches of Videx® (didanosine), Zerit® (stavudine) and Taxol® (paclitaxel) (1994-1998)

Other Public Company Directorships (past five years):
		–	None

Core Skills

Drug Development / Scientific Experience	Life Sciences / Healthcare Industry		Business Development / Strategic Partnerships	Finance & Audit	M&A / Strategic Investment	Senior Executive Role	Corporate Governance

Polly A. Murphy, DVM, PhD				Independent Director

Age: 61

Director Since: 2020

Class: II

Committee Memberships

– Nominating and Corporate Governance (Chair)

– Strategy and Public Policy

Education

– Iowa State University, DVM

– Iowa State University, PhD

– Nova Southeastern University, MBA

Qualifications and Expertise Provided to Our Board
–

Dr. Murphy provides the Board with a unique and comprehensive perspective, drawing from more than three decades of experience in the life science industry, including experience in each of academia, pharmaceutical and biopharmaceutical companies.

–

Her expertise spans commercial development, strategic planning, R&D, and business development, honed through leadership positions at Pfizer and experience at biopharmaceutical companies. Notably, Dr. Murphy’s success in pipeline development and commercialization at Pfizer underscores her strategic acumen.

Professional Experience
	–	Chief Business Officer at Avadel Pharmaceuticals plc, a biopharmaceutical company, where she directed the company’s strategy, business development and new product planning efforts (2024-2026)
	–	Chief Business Officer at UroGen Pharmaceuticals, Inc., tasked with leading commercial development, business development and strategy for in-line and pipeline medicines (2020-2024)
–

Leadership roles at Pfizer, Inc., including:

o
Head of Oncology Early Commercial Development (2019-2020)
o
Head of Oncology Global Marketing and Commercial Development (2017-2018)
o
Head of Strategy and Business Development in China (2013-2017)
o
From 2008-2013, Dr. Murphy held multiple business development roles with increasing responsibilities, including VP, Worldwide R&D Business Development (2009-2012)

	–	SVP, Business and Scientific Services at The Scripps Research Institute, responsible for licensing, commercialization and business development (2005-2008)
Other Public Company Directorships (past five years):
	–	Celcuity, Inc. (Ticker: CELC), 2022-present

Core Skills

Drug Development / Scientific Experience	Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	Finance & Audit	M&A / Strategic Investment	Senior Executive Role	Corporate Governance

Bruce W. Polsky, MD, MACP, FIDSA			Independent Director

Age: 72 Director Since: 2014 Class: II Committee Memberships – Compensation – Strategy and Public Policy Education – University of Michigan, BS – Wayne State University School of Medicine, MD	Qualifications and Expertise Provided to Our Board
–

Dr. Polsky’s expertise as a practicing physician board certified in internal medicine and infectious diseases specializing in the treatment of viral and other infectious diseases and as a leading clinical virologist with direct experience in antiviral laboratory and clinical research enables him to bring to our Board current clinical perspectives of both patients and prescribers as well as in depth knowledge of the core science underlying the discovery and development of antiviral therapeutics.

–

Dr. Polsky also brings strategic expertise to our Board derived from his experience as Chair of Departments of Medicine at leading academic and medical institutions including at NYU Langone Hospital – Long Island and Mount Sinai St. Luke’s and Mount Sinai Roosevelt Hospitals, as Chief of the Division of Infectious Diseases at St. Luke’s-Roosevelt and as an Associate Dean of the NYU Grossman Long Island School of Medicine.

Professional Experience
–

Key leadership roles, including:

o
Chair, Department of Medicine, NYU Langone Hospital – Long Island (2015-present)
o
Professor and Chair, Department of Medicine and Associate Dean, NYU Grossman Long Island School of Medicine (2019-present)
o
Professor of Medicine, Stony Brook University School of Medicine (2017-2019)
o
Chair, Department of Medicine and Senior Attending Physician, Departments of Medicine and Laboratory Medicine, Mount Sinai St. Luke’s and Mount Sinai Roosevelt Hospitals (2009-2015)
o
Professor of Medicine and Pathology, Icahn School of Medicine at Mount Sinai (2014-2015)
o
John H. Keating Sr. Professor of Clinical Medicine, Columbia University College of Physicians and Surgeons (2009- 2013)
o
Medical Director, Clinical Virology Laboratory, Department of Pathology and Laboratory Medicine, St. Luke’s-Roosevelt Hospital Center (1998-2013)
o
Chief, Division of Infectious Diseases and Senior Attending, Departments of Medicine and Pathology and Laboratory Medicine, St. Luke’s-Roosevelt Hospital Center (1998-2012)

–

Recipient of numerous Honors and Awards, including Master, American College of Physicians, Fellow, Infectious Diseases Society of America and being listed in The Best Doctors of America, New York Magazine’s Top Doctors, and elected into the Super Doctors, New York Hall of Fame

Other Public Company Directorships (past five years):
	–	None

Core Skills

Drug Development / Scientific Experience	Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	M&A / Strategic Investments	Senior Executive Role	Corporate Governance

Jean-Pierre Sommadossi, PhD				President, CEO, Chair

Age: 70

Director Since: 2014

Class: I

Committee Memberships

– None

Education

– University of Nice (France), Baccalauréat

– Faculty of Pharmacy, Marseille, PharmD

– Faculty of Pharmacy, Marseille, Advanced Studies Diploma in Pharmacokinetics and Biodisponibility

– Faculty of Pharmacy, Marseille, PhD

– Post-doctoral Fellow at the National Cancer Institute and Medical College of Virginia

Qualifications and Expertise Provided to Our Board
–

As Founder, CEO, and Chairman, Dr. Sommadossi provides indispensable leadership and unparalleled foundational knowledge of Atea’s strategy and operations, backed by his proven success in previously founding other antiviral drug companies, including Idenix Pharmaceuticals, which he also led as CEO and Chair, and Pharmasset, each of which were later acquired.

–

Dr. Sommadossi’s deep scientific background as a Professor of Pharmacology at the University of Alabama at Birmingham School of Medicine and the author of more than 155 U.S. issued patents and more than 160 publications in peer reviewed journals further anchors Atea’s scientific direction, providing the Board with expert insight crucial for overseeing research and development strategy and operational execution in the complex field of antiviral therapies.

Professional Experience
	–	Founder, CEO and Chairman of the Board of Atea Pharmaceuticals, Inc. (2012-present)
–

Founder, CEO and Chairman of the Board of Idenix Pharmaceuticals, Inc. (1998-2010), a biopharmaceutical company which focused on the discovery, development and commercialization of antiviral therapeutics

	–	Co-Founder of Pharmasset, Inc. (1998), a biopharmaceutical company which focused on the discovery and development of antiviral therapeutics
–

Medical/ academic appointments (1982-2000), including:

o
Tenured Scientist, INSERM (French eq. of NIH) (1982-1985)
o
Associate Scientist, Comprehensive Cancer Center, University of Alabama (1985-1989)
o
Associate Professor, Pharmacology, University of Alabama at Birmingham School of Medicine (1985-1989)
o
Director, AIDS Pharmacology Program, University of Alabama at Birmingham School of Medicine (1989-1992)
o
Professor, Department of Pharmacology and Senior Scientist, University of Alabama at Birmingham School of Medicine (1992-2000)
o
Assoc. Director, Center of AIDS Research, University of Alabama at Birmingham School of Medicine (1997-2000)

Other Public Company Directorships (past five years):
	–	Kezar Life Sciences, Inc. (Chair) (Ticker: KZR), 2015-2022
	–	ABG Acquisition Corporation (Ticker: ABGI), 2021-2023

Core Skills

Drug Development / Scientific Experience	Life Sciences / Healthcare Industry	Business Development / Strategic Partnerships	Finance & Audit	M&A / Strategic Investments	Senior Executive Role	Corporate Governance

Corporate Governance

General

Our Board believes that good corporate governance promotes the long-term interests of our stockholders and strengthens the accountability of our Board and management. As a part of its commitment to good corporate governance, our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for each of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy and Public Policy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. These documents are accessible in the “Investors—Corporate Governance—Documents and Charters” section of our website located at www.ateapharma.com. Copies of each of these documents may also be obtained by writing to our Secretary at our offices at 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110.

Board Composition

Our Board currently consists of nine members: Jerome Adams, MD, MPH, Franklin Berger, Howard Berman, PhD, Barbara Duncan, Arthur Kirsch, Bruno Lucidi, Polly A. Murphy, DVM, PhD, Bruce Polsky, MD, MACP, FIDSA, and Jean-Pierre Sommadossi, PhD.

Board Refreshment

We have a highly engaged Board with directors providing the relevant expertise, skills and experiences essential to overseeing the company’s business needs and overall strategy. Our Board includes members with deep knowledge in science and medicine, as well as those with significant experience in business leadership, commercialization of antiviral therapeutics, business development, strategic transactions, finance and public policy.

From 2020 to 2025, we added five new directors to our Board: Barbara Duncan and Polly Murphy, DVM, PhD, in 2020, Jerome Adams, MD, MPH, in 2021 and Arthur Kirsch and Howard Berman, PhD, in 2025.

Classified Board and Staggered Terms

As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Such additional directorships or any vacancies on the Board may be filled only by the affirmative vote of a majority of remaining directors then in office even if less than a majority. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

The time horizon required for successful development of antiviral therapeutics makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of our business and operations. We believe that our classified board structure aligns with this long-term orientation and has enabled our Board to provide educated and sophisticated oversight of management. Our Board and Nominating and Corporate Governance Committee routinely evaluate the appropriateness of a classified board and continue to believe that such a board structure aligns with the Company’s long-term orientation and enables the Board to provide appropriate and expert oversight of management over the course of the multi-year life cycles of our clinical development programs, which our Board believes ultimately drives the creation of sustainable stockholder value. In addition, the Board believes three-year terms enhance the independence of our non-employee directors by providing continuity of service and protecting them against potential pressures from special interest groups or others who might have agendas contrary to the long-term interests of our stockholders.

Director Independence

Our Board has affirmatively determined that each of Jerome Adams, MD, MPH, Franklin Berger, Howard Berman, PhD, Barbara Duncan, Arthur Kirsch, Bruno Lucidi, Polly A. Murphy, DVM, PhD, and Bruce Polsky, MD, MACP, FIDSA, qualifies as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been at any time in the last three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Jean-Pierre Sommadossi, PhD, our CEO, is not independent.

There are no family relationships among any of our directors or executive officers.

Board Meetings and Attendance

Our Board met five times during the year ended December 31, 2025 and each director who served on the Board during 2025 attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served.

We encourage all our directors to attend our annual meetings of stockholders. All eight members of our Board at the time of the 2025 annual meeting of stockholders attended the meeting.

In the matrix below, we detail the significant experience and skills of each of our director nominees and our other directors that we think are especially relevant to his or her service on our Board.

Board Experience and Diversity Matrix

Our Board is comprised of directors with comprehensive and complementary skills and experience, enabling effective oversight and strategic guidance to drive growth and enhance stockholder value at a biopharmaceutical company advancing an antiviral product candidate in late-stage clinical development toward commercialization while also engaging in innovative antiviral discovery and development activities. The following chart summarizes the core skills of each our directors. Directors in the green columns are nominated by our Board for election by stockholders at the Annual Meeting.

Drug Development / Scientific Experience Direct experience in drug development enhances oversight of the execution of our pipeline strategy	✓	✓				✓	✓	✓	✓

Life Sciences / Healthcare Industry Relevant industry experience allows for a comprehensive review of our strategy to drive innovation	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Development / Strategic Partnerships Experience in strategic partnerships accelerates the development of our pipeline and maximizes commercial success	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance & Audit Strong financial acumen underpins sound capital allocation, rigorous transaction evaluation, and overall financial health		✓	✓	✓	✓	✓	✓		✓

M&A / Strategic Investments Experience in identifying, negotiating, and executing transactions drives strategic growth and enhances stockholder value		✓	✓	✓	✓	✓	✓	✓	✓

Senior Executive Role Senior leadership experience provides essential guidance on setting corporate strategy and driving operational effectiveness	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance Board experience builds a deeper understanding of governance principles that ensures effective oversight	✓	✓	✓	✓	✓	✓	✓	✓	✓

Gender	M	M	F	M	M	M	F	M	M

Director Candidates

The Nominating and Corporate Governance Committee is responsible for searching for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates.

To facilitate the search process, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or ask our directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Dr. Berman was initially recommended as a director candidate by a stockholder of the Company.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates the candidates’ independence from the Company and any potential conflicts of interest and determines if the candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can further the Company’s success and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholder Recommendations for Director Candidates

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Atea Pharmaceuticals, Inc., 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110. In the event there is a vacancy, and assuming that appropriate biographical and background materials have been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Engagement and Communications

Our Board and management team value the views of our stockholders. Consistent with our commitment to enabling open and ongoing dialogue with stockholders, we actively engage and meet with stockholders throughout the year and discuss a variety of topics, including our research and development activities, commercialization plans, business strategy, financial outlook, and corporate governance matters.

During 2025, we conducted a robust and comprehensive outreach effort, engaging both existing and potential stockholders through a broad range of meetings and interactions designed to communicate our strategy, governance practices, and long-term priorities, while also soliciting investor feedback. Following the 2025 Annual Meeting, we offered engagement opportunities to stockholders representing more than 50% of our outstanding shares of common stock. Stockholders with whom we engaged—representing the majority of responding share ownership—generally focused discussions on our strategic direction, operational execution, capital stewardship, and governance practices.

In addition to individual meetings with stockholders, members of our management team participate in non-deal roadshows and healthcare investment banking conferences, which include Company presentations and fireside chats. The Company also regularly hosts quarterly financial and business updates which include question and answer sessions. Replays of the most recent of these events are accessible in the “Investors” section of our website located at www.ateapharma.com. We believe this active engagement enables us to better understand the perspectives of our stockholders and enables feedback channels that provide a valuable way to receive ongoing input from our stockholders and potential investors.

Any stockholder who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the chairperson of any of the Audit, Compensation, Nominating and Corporate Governance and Strategy and Public Policy Committee or to the non-management directors as a group or any individual director, may do so by addressing such communications or concerns to the Secretary, Atea Pharmaceuticals, Inc., 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110 who will provide such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection, director responsibilities, board meetings, access to senior management, succession planning, board committees, compensation and risk management.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and CEO may be separated or combined as determined appropriate by the Board in light of prevailing circumstances. Currently, Jean-Pierre Sommadossi, PhD, serves in the combined role of Chairman of the Board and CEO. The Board has concluded that combining the roles of Chairman of the Board and CEO is best for Atea and our stockholders at this time. The combined role promotes unified leadership by Dr. Sommadossi and allows for a single clear focus for management to execute the Company’s strategy and business plans while maintaining appropriate safeguards and oversight by independent non-management directors. The Board will continue to exercise its judgment on an ongoing basis to determine the Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functionality of both the Board and management and facilitating effective communication between the two.

Our Corporate Governance Guidelines also provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors of the Board may elect an independent Lead Director. Franklin Berger currently serves as our Lead Director. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the CEO and Chairman of the Board.

Board’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk management. Our Board administers this oversight function directly and through our Audit Committee, as well as through our other standing committees of the Board that address risks inherent in their respective areas of oversight. Our management is responsible for implementing and supervising risk management and mitigation processes on a day-to-day basis.

Routinely, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, management reviews these risks with the Board at regular Board and

Board committee meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. When a Board committee is responsible for evaluating and overseeing a particular risk, the Chair of that committee reports on it to the full Board at regular meetings of the Board so that the Board can coordinate the risk oversight role among the responsible parties. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is accessible in the “Investors—Corporate Governance—Documents and Charters” section of our website located at www.ateapharma.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Insider Trading Compliance Policy

Our Board has adopted an Insider Trading Compliance Policy, which governs the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. A copy of our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our 2024 Form 10-K.

Anti-Hedging and Anti-Pledging Policy

The Insider Trading Compliance Policy also prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. The Insider Trading Compliance Policy also prohibits our directors, officers and employees and any entities they control from purchasing or holding the Company’s equity securities in a margin account or from pledging the Company’s securities as collateral for a loan.

COMMITTEES OF THE BOARD

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Strategy and Public Policy, each of which is comprised solely of independent directors and operates under a written charter that has been approved by our Board. The charters for each of these committees are available in the “Investors—Corporate Governance—Documents and Charters” section of our website located at www.ateapharma.com.

Audit Committee
Current Members: Barbara Duncan (Chair), Franklin Berger, Arthur Kirsch and Bruno Lucidi*
The Committee met five times during the year ended December 31, 2025. The report of the Audit Committee is included in this Proxy Statement under the caption “Report of the Audit Committee.”

The Committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;
•
discussing the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management;
•
overseeing the management of the Company’s financial and cybersecurity risks;
•
meeting independently with our independent registered public accounting firm and management;
•
reviewing all related person transactions for potential conflicts and approving or ratifying all appropriate transactions;
•
periodically reviewing our investment policy;
•
preparing the audit committee report required by the SEC rules to be included in our annual proxy statement; and
•
establishing procedures for the confidential, anonymous submission of complaints and concerns regarding accounting, internal controls or auditing matters.

* Our Board has affirmatively determined that each member of the Audit Committee is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”) and the Nasdaq rules, including those related to audit committee membership, and meets the requirements for financial literacy under the applicable Nasdaq rules.

In addition, our Board has determined that each of Ms. Duncan and Mr. Kirsch qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.

Compensation Committee
Current Members: Franklin Berger (Chair), Arthur Kirsch, Bruno Lucidi and Bruce Polsky *
The Committee met five times during the year ended December 31, 2025.

The Committee’s responsibilities include:

•
reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;
•
overseeing and administering our cash and equity incentive plans;
•
appointing and overseeing our independent compensation consultant;
•
reviewing and making recommendation to the Board with respect to director compensation;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” to the extent required by SEC rules to be included in our annual proxy statement;
•
working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers;
•
preparing the compensation committee report to the extent required by SEC rules to be included in our annual proxy statement; and
•
administrating and overseeing the Company’s compliance with the administration of the compensation recovery policy.

* The Board has determined that each member of the Compensation Committee qualifies as an independent director under the Nasdaq rules, including the heightened independence standards for members of a compensation committee, and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee
Current Members: Polly Murphy (Chair), Jerome Adams, Howard Berman and Barbara Duncan*
The Committee met three times during the year ended December 31, 2025.

The Committee’s responsibilities include:

•
identifying individuals qualified to become Board members;
•
recommending to the Board the persons to be nominated for election as directors and to be appointed to each board committee;
•
developing and recommending to the Board corporate governance principles;
•
reviewing the Board’s leadership structure; and
•
overseeing a periodic self-evaluation of the Board.

* The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the Nasdaq rules.

Strategy and Public Policy Committee
Current Members: Jerome Adams (Chair), Howard Berman, Polly Murphy and Bruce Polsky
The Committee met one time during the year ended December 31, 2025.

The Committee’s responsibilities include:

•
identifying, assessing and responding to general strategic issues, public policy, government affairs and patient advocacy trends;
•
overseeing the Company’s governmental and legislative affairs and patient advocacy response activities; and
•
reviewing collaboration agreements, alliances and similar material corporate transactions, advising management and making recommendations to the Board regarding the foregoing.

Our Sustainability and Social Responsibility Efforts

We understand the importance of promoting responsible and meaningful environmental and social impact practices and strongly believe that doing so can create long-term benefits for our corporate strategy, risk management and corporate performance. We also understand that environmental and social matters, including matters regarding climate change and human rights, may be important to investors and we consider how to best incorporate these matters into our strategy and operations.

Our employees are integral to our long-term success, and we believe that by proactively creating a positive culture, we drive business and patient impact—together. We seek to create a positive culture by cultivating an inclusive, collaborative and open environment where all employees are empowered to contribute and be rewarded by our long-term success. We are proud that our organization represents a commitment to inclusion at every level.

Director Compensation

The Company believes that having highly qualified non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. Compensation for our non-employee directors is designed to take into account the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.

The Compensation Committee has the primary responsibility for reviewing non-employee director compensation and evaluating any changes in how we compensate our non-employee directors. The full Board reviews the Compensation Committee’s recommendations and approves the amount and type of non-employee director compensation. The Compensation Committee periodically reviews the compensation we pay our non-employee directors and in connection with this review uses inputs and assessments prepared by our independent compensation consultant to further the Compensation Committee’s understanding of current market levels of compensation being paid for board service and to gauge practices with respect to the forms of director compensation currently in use by other companies.

In May 2025, our Compensation Committee, with the assistance of Aon, our independent compensation consultant, performed a comprehensive review of our non-employee director compensation program. The review included a general assessment of director compensation levels and practices, an evaluation of the competitiveness of the Company’s director compensation program from multiple perspectives and an overview of market trends in director compensation.

Following this review, the Compensation Committee and our Board determined to maintain for the remainder of 2025 the same non-employee director compensation structure and amounts as were in effect at the time of the review in May 2025.

Below is a description of our 2025 non-employee director compensation program.

Compensation Type	Compensation Amount
Annual Retainer	$45,000
Lead Director Fee	$26,000
Committee Chair Fees:
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$10,000
Strategy and Public Policy	$20,000
Committee Member Fees:
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Strategy and Public Policy	$10,000

Initial Stock Option Award (upon appointment or election to Board)	an option to purchase 164,800 shares of Common Stock

Annual Stock Option Award(1)	an option to purchase 41,200 shares of Common Stock

Annual Restricted Stock Award(1)	a number of restricted stock units equal to 29,600 shares of Common Stock

(1)

Each non-employee director is generally eligible for an annual equity award on the date of the annual meeting of stockholders if the director has served on the Board for at least 6 months as of the date of the annual meeting and will continue to serve on our Board as a director immediately following such annual meeting.

Options granted to our non-employee directors under the non-employee director compensation program have an exercise price equal to the fair market value of our Common Stock on the date of grant, as determined under the applicable equity plan, and expire not later than ten years after the date of grant. The options granted upon a non-employee director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant, subject to the non-employee director’s continuous service on the Board through each such vesting date. The options granted annually to non-employee directors vest in 12 equal monthly installments following the date of grant, such that the award will be fully vested on the first anniversary of the date of grant, subject to the non-employee director’s continuous service on the Board through each such vesting date. The RSUs awarded to our non-employee directors vest in a single installment on the earlier of the first anniversary date of grant and the date of our next annual meeting of stockholders after the date of grant, subject to the non-employee director’s continuous service on the Board through such vesting date. All of a non-employee director’s outstanding initial and annual awards vest in full immediately prior to the occurrence of a change in control.

Non-employee director cash fees under the non-employee director compensation program are payable in arrears in four equal quarterly installments promptly following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving as a non-employee director on our Board.

We also reimburse our non-employee directors for reasonable travel and other related expenses incurred in connection with their service on our Board.

2025 Director Compensation Table

The following table sets forth information concerning the compensation of our non-employee directors in 2025:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)
Jerome Adams, MD, MPH	70,000	96,200	90,702	110,000	366,902
Franklin Berger	96,000	96,200	90,702	—	282,902
Howard Berman, PhD (4)	31,667	—	375,447	—	407,114
Barbara Duncan	70,000	96,200	90,702	—	256,902
Arthur Kirsch (5)	51,092	—	364,241	—	415,333
Bruno Lucidi	62,500	96,200	90,702	—	249,402
Polly Murphy, DVM, PhD	65,000	96,200	90,702	—	251,902
Bruce Polsky, MD, MACP, FIDSA	62,500	96,200	90,702	—	249,402

(1)

The amounts in this column represent the aggregate grant date fair value of RSU awards granted during 2025 computed in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. The amount is calculated based upon the number of shares of Common Stock underlying the RSU award multiplied by $3.25 per share, the closing price of our Common Stock on June 20, 2025, the date of grant.

(2)

The amounts in this column represent the aggregate grant date fair value of the stock option awards granted during 2025 computed in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For a discussion of the assumptions used in calculating these amounts, see Note 10 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)

Pursuant to the consulting agreement we have with Dr. Adams, in 2025 Dr. Adams received consulting fees in the amount of $110,000 in addition to the $70,000 in fees he earned for his service on the Board.

(4)	Dr. Berman was appointed to the Board effective June 20, 2025.
(5)	Mr. Kirsch was appointed to the Board effective February 20, 2025.

The following table summarizes the equity awards outstanding at December 31, 2025 that were held by each non-employee director serving on our Board during 2025:

Name	Number of Shares Underlying Stock Awards (#)	Number of Shares Underlying Outstanding Stock Options (#)
Jerome Adams, MD, MPH	29,600	247,084
Franklin Berger	29,600	335,692
Howard Berman, PhD	—	164,800
Barbara Duncan	29,600	304,439
Arthur Kirsch	—	164,800
Bruno Lucidi	29,600	429,439
Polly A. Murphy, DVM, PhD	29,600	304,439
Bruce Polsky, MD, MACP, FIDSA	29,600	429,439

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting.

KPMG has audited our consolidated financial statements since the fiscal year ended December 31, 2014. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit, tax and non-audit related services. A representative of KPMG is expected to attend the Annual Meeting, have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Although not required, we are nonetheless seeking stockholder ratification of KPMG’s appointment as our independent registered public accounting firm as a part of our commitment to strong corporate governance.

In the event that the appointment of KPMG is not ratified by our stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2027. Even if the appointment of KPMG is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

KPMG Fees

The following table sets forth the fees billed to us by KPMG, our independent registered public accounting firm, during each of the last two fiscal years for audit and other services:

Fee Category	2025	2024

Audit Fees	$688,500	$643,500

Tax Fees	16,200	15,000

Total Fees	$704,700	$658,500

Audit Fees

Audit fees include fees for the audit of our consolidated financial statements and the review of unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q and assurance services associated with our SEC registration statements.

Tax Fees

Tax fees consist of fees for tax consulting services relating to the preparation of change of ownership analyses.

For the fiscal years ended December 31, 2025 and 2024, KPMG did not provide the Company with audit-related services or other non-audit services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be provided to us by KPMG. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of audit services and permitted non-audit services provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

All KPMG services and fees in the fiscal years ended December 31, 2025 and 2024 were pre-approved in accordance with the pre-approval policy by the Audit Committee or an Audit Committee member with properly delegated authority.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed Atea’s audited financial statements for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and Atea’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Atea’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission.

Atea’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the rules of the PCAOB describing all relationships between the independent registered public accounting firm and Atea, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Atea.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Atea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Sincerely,

Barbara Duncan (Chair)

Franklin Berger

Arthur Kirsch

Bruno Lucidi

PROPOSAL 3 – APPROVAL ON AN ADVISORY (NON-BINDING) BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board is committed to excellence in governance. As part of this commitment and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and Section 14A(a)(1) of the Exchange Act, our stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. This proposal is commonly known as a “Say-on-Pay Vote.” The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices as described in this Proxy Statement.

The compensation of our named executive officers is described below in the “Executive Officer and Director Compensation” section of this Proxy Statement. We believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with the interests of our stockholders and consistent with market practices. Our executive compensation program is designed to enable us to attract and retain in a competitive and dynamic market talented and experienced executives who are effectively incentivized to drive the attainment of Company performance goals that are expected to promote our success and create long-term stockholder value.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Named Executive Officer Compensation Overview, the compensation tables and narrative discussion.”

As an advisory approval, this proposal is not binding upon the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee intends to carefully consider the outcome of this vote in making future compensation decisions for our named executive officers.

In accordance with the “once a year” frequency of Say-on-Pay Votes that our stockholders approved at our 2022 annual meeting of stockholders, the Board has determined that Say-on-Pay Votes will be held on an annual basis. The Board expects the next Say-on-Pay Vote to be held at our 2027 annual meeting of stockholders.

Recommendation of the Board

The Board unanimously recommends a vote, on an advisory (non-binding) basis, FOR the approval of the compensation of our Named Executive Officers.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Title
Jean-Pierre Sommadossi, PhD*	70	President, CEO and Chairman of the Board
Andrea Corcoran	63	Chief Financial Officer, Executive Vice President, Legal, and Secretary
Janet Hammond, MD, PhD	66	Chief Development Officer
Maria Arantxa Horga, MD	57	Chief Medical Officer
John Vavricka	62	Chief Commercial Officer
Wayne Foster	57	Executive Vice President and Chief Accounting Officer
*Dr. Sommadossi is a current Board member. Please see his biography on page 18 of this Proxy Statement.

Non-Director Executive Bios

Andrea Corcoran has served as our Chief Financial Officer since October 2020, our Secretary since September 2014 and our Executive Vice President, Legal since December 2013. Ms. Corcoran also served as Executive Vice President, Administration from September 2014 to October 2020. Prior to joining us, Ms. Corcoran served as Senior Vice President, Strategy and Finance at iBio, Inc., from 2011 to 2012, as General Counsel and Secretary at Tolerx, Inc., from 2007 to 2011, and as Executive Vice President of Idenix Pharmaceuticals, Inc. from 1998 to 2007. Ms. Corcoran received her JD from Boston College Law School and her BS from Providence College.

Janet Hammond, MD, PhD has served as our Chief Development Officer since August 2020. Prior to joining us, Dr. Hammond served as Vice President and Therapeutic Area Head for General Medicine and Infectious Disease Development at AbbVie, Inc., a biopharmaceutical company, from November 2016 to August 2020, and as Senior Vice President, Global Head of Infectious Diseases and Head of Pharmaceutical Research and Early Development China at F. Hoffmann-La Roche from March 2011 to November 2016. Dr. Hammond has also served on the board of directors of Enterprise Therapeutics Ltd., a privately held biopharmaceutical company, since May 2024. Dr. Hammond received her MD and PhD from the University of Cape Town, South Africa, and her ScM in Clinical Investigation from Johns Hopkins University School of Hygiene and Public Health.

Maria Arantxa Horga, MD has served as our Chief Medical Officer since January 2021 and previously served as our Acting Chief Medical Officer since October 2020 and as Executive Vice President, Clinical Sciences since August 2020. Prior to joining us, Dr. Horga served as Vice President, Pharmacovigilance and Medical Affairs at Biohaven Pharmaceuticals, Inc. from October 2019 to August 2020. Prior to that, Dr. Horga served as Vice President, Global Head of Clinical Program Execution, Site Head of the Roche NY Innovation Center from July 2017 to August 2019, and as Global Head of Translational Medicine, Infectious Diseases at F. Hoffmann-La Roche from 2012 to 2016. Dr. Horga received her MD from the Santander School of Medicine and completed her residency in Pediatrics and a fellowship in Pediatric Infectious Diseases at the Mount Sinai School of Medicine.

John Vavricka has served as our Chief Commercial Officer since October 2018. From March 2015 to June 2021, Mr. Vavricka also served as the Chief Executive Officer of Biothea Pharma, Inc., which he co-founded. Prior to that Mr. Vavricka founded and served as the Chief Executive Officer and President of Iroko Pharmaceuticals, Inc., from 2007 to 2015. Mr. Vavricka received his BS from Northwestern University.

Wayne Foster has served as our Executive Vice President, Finance and Chief Accounting Officer since January 2022 and previously served as our Senior Vice President, Finance and Administration from December 2019 to January 2022. Before joining us, Mr. Foster served as Vice President of Finance at Mersana Therapeutics, Inc., from January 2012 to September 2019. Mr. Foster received his BBA from the University of Massachusetts Amherst.

Named Executive Officer Compensation Overview
Despite being a smaller reporting company under SEC rules, we voluntarily provide supplementary disclosure that provides transparency of our compensation structure

Our NEOs for 2025 were:

•
Jean-Pierre Sommadossi, PhD, our Founder, CEO and President;
•
Andrea Corcoran, our Chief Financial Officer and Executive Vice President, Legal;
•
Janet Hammond, MD, PhD, our Chief Development Officer;
•
Maria Arantxa Horga, MD, Chief Medical Officer; and
•
John Vavricka, Chief Commercial Officer

Our Compensation Committee designs incentives based on Company performance that both emphasize the creation of sustainable long-term stockholder value and attract, motivate and retain highly qualified and experienced executives.

Our Executive Compensation Philosophy is designed to reward executives for actions that create incremental stockholder value and align the interests of stockholders and executives
Pay for Performance	Reward executives for actions that create incremental stockholder value
Align Interests	Ensure executives’ interests are aligned with long-term stockholders
Attract & Retain	Provide appropriate compensation for each executive relative to industry

Our compensation design promotes performance alignment and protects stockholder interests.

Design Feature	Rationale & Impact		Pay for Performance	Align Interests	Attract & Retain
Emphasize at-risk compensation	➣	79% of CEO 2025 target pay at risk
Balance short- and long-term incentives	➣	Reward executives for actions that create stockholder value
Focus on equity pay mix	➣	Greater than 50% of CEO 2025 equity value granted as PSUs
Link annual bonus to preset goals	➣	Rewards executives for achieving pre-defined strategic objectives
	➣	No guaranteed bonuses

For 2025, the resulting Target Pay mix was:

Key Elements of 2025 Compensation

Pay Element	Features		2025 Actions

Base Salary	➣	Market-competitive	3% increases in line with annual merit increases for all employees in a time of increasing cost of living
	➣	Commensurate with skills, experience, individual contributions and internal pay equity

Annual Performance-Based Cash Incentives	➣	Incentivize the achievement of key annual strategic, business and operational goals	No change to target incentive
2025 performance against preset goals evaluated at 100% of target
	➣	Earned based on Company performance against preset goals	No discretionary adjustments to formulaic outcome
	➣	Incentive capped at 150% of target

Performance Stock Units (PSUs)	➣	Reward achievement of long-term milestones that drive stockholder value creation	Included PSUs in 2025 compensation mix in line with stockholder preferences
	➣	Multi-year focus strengthens alignment of executives’ interest with long-term stockholders	PSUs account for greater than 50% of CEO long-term equity compensation value

Stock Options	➣	Aligns any value earned with incremental stockholder value	Stock options account for approximately 50% of target long-term equity compensation value for NEO other than CEO
	➣	Four-year vesting schedule aligns with longer pharmaceutical development cycle

Benefits	➣	Health, welfare, retirement and stock purchase benefits provided to NEOs on the same basis as all other employees	No perquisites or personal benefits provided to NEOs in 2025
	➣	Competitive post-employment compensation

Our Commitment to Stockholder Engagement

Our Board and management team value the views of our stockholders. Consistent with our commitment to enabling open and ongoing dialogue with stockholders, we actively engage and meet with stockholders throughout the year and discuss a variety of topics, including our research and development activities, commercialization plans, business strategy, financial outlook, and corporate governance matters.

During 2025, we conducted a robust and comprehensive outreach effort, engaging both existing and potential stockholders through a broad range of meetings and interactions designed to communicate our strategy, governance practices, and long-term priorities, while also soliciting investor feedback. Following the 2025 Annual Meeting, we offered engagement opportunities to stockholders representing more than 50% of our outstanding shares of common stock. Stockholders with whom we engaged—representing the majority of responding share ownership—generally focused discussions on our strategic direction, operational execution, capital stewardship, and governance practices.

Actions taken by the Compensation Committee in line with stockholder preferences include:
Continued the use of PSUs as a significant part of the 2025 total compensation

Provide enhanced voluntary disclosures to convey to stockholders the rationale, guiding principles and polices that our Compensation Committee and Board follow when determining compensation of our NEOs

Enhanced disclosure of our annual performance-based cash incentive to demonstrate the link between Company performance and preset, objective goals
Committed to disclose Company performance against the preset long-term goals when the PSU performance period is completed

2025 Executive Compensation Design & Decisions

When establishing 2025 compensation packages, our Compensation Committee utilized the pay elements detailed below to appropriately balance fixed and “at-risk,” performance-based compensation, short- and long-term incentives and cash and non-cash components while aligning the interests of our NEOs with those of our stockholders. We consider compensation to be “at-risk” if it is dependent upon stock price appreciation or if it is subject to achievement of rigorous strategic, business or operational goals.

Though the Compensation Committee has not adopted any formal or informal policies or guidelines that specify the allocation of compensation between these elements, consistent with our “pay-for-performance” philosophy, the Compensation Committee has determined that NEO compensation packages must include an emphasis on and substantial portion of variable, at-risk pay, with a very meaningful portion that is performance-based, while ensuring adequate base salary to attract and retain talent.

1.	Annual Base Salary

Annual Base Salary is the only fixed component of executive compensation. Base salaries for our NEOs are designed to provide fair and competitive stable compensation for services rendered throughout the year. In setting base salaries, the Compensation Committee considers each NEO’s experience, skills, and responsibilities, market data for similar roles at peer companies, internal pay equity and the recommendations of our CEO for executives other than himself, and may also draw upon the experience of members of our Board with executives in similar roles at other companies. The Compensation Committee reviews executive base salaries each year – typically in connection with our annual performance review process – and may adjust appropriately to align with market competitive pay levels, or to account for individual responsibilities, performance, experience and promotions.

In January 2025, the Compensation Committee reviewed the base salaries of each NEO pursuant to the process outlined above and determined to increase the base salaries of each NEO by 3% to maintain market competitiveness in a time of increasing cost-of-living. Our CEO elected not to receive a base salary increase for 2025 in consideration of the Company’s efforts to reduce costs which included, in January 2025, a reduction in the Company’s workforce of approximately 25%.

Executive	2024 Base Salary		YOY change		2025 Base Salary

Jean-Pierre Sommadossi, PhD President, Chief Executive Officer and Chairman of the Board	$703,490	x	NA	=	703,490

Andrea Corcoran Chief Financial Officer, Executive Vice President, Legal, and Secretary	$533,524	x	3%	=	549,530

Janet Hammond, MD, PhD Chief Development Officer	$573,682	x	3%	=	590,892

Maria Arantxa Horga, MD Chief Medical Officer	$508,392	x	3%	=	523,644

John Vavricka Chief Commercial Officer	$430,261	x	3%	=	443,169

2.	Short-Term Incentives – Annual Performance-Based Cash Incentives

The Compensation Committee has designed our annual performance-based cash incentive compensation program based upon specified preset annual corporate goals to incentivize and reward our NEOs for performance and achievement of key short term operational and corporate goals. Since this element of compensation is directly linked to the achievement of specified objectives and goals, the actual payout amounts vary from year to year based upon the level of Company and, as applicable, individual performance. For 2025, actual payouts were based solely on Company performance.

The processes for establishing 2025 target opportunities, setting and determining achievement of performance goals and determining level of payout was consistent with the processes and practices utilized in prior years.

The biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period involving multiple clinical studies and a rigorous governmental regulatory review and approval process. As a result, traditional financial benchmarking metrics, such as product sales, revenues and profits, are inappropriate for a clinical-stage, pre-commercial biopharmaceutical company such as Atea. In lieu of financial benchmarking metrics, the Compensation Committee and the Board use key operational and product development metrics to assess the performance of the Company.

Target Opportunities

At or immediately prior to the start of each year, the Compensation Committee establishes the annual performance-based cash bonus opportunity for each NEO based upon a percentage of his or her base salary with consideration to each executive officer’s accountability, scope of responsibilities, and potential impact on our performance, as well as recommendations from an independent external consultant, Aon (as discussed in more detail below), regarding market compensation levels. The 2025 cash bonus opportunities for all our NEOs, excluding only our CFO, expressed as a percentage of base salary, did not change relative to 2024. For our CFO, in 2025, the cash bonus opportunity, expressed as a percentage of base salary, increased from 40% to 45%.

Executive	2025 Base Salary		2025 Target Bonus		2025 Target Bonus Value

Jean-Pierre Sommadossi, PhD	$703,490	x	60%	=	$422,094
Andrea Corcoran	$549,530	x	45%	=	$247,288
Janet Hammond, MD, PhD	$590,892	x	45%	=	$265,902
Maria Arantxa Horga, MD	$523,644	x	40%	=	$209,458
John Vavricka	$443,169	x	40%	=	$177,268

Establishment and Assessment of 2025 Performance Goals

As a pre-commercial biopharmaceutical company, we do not have material revenue or profits at this stage and our success is best measured by achievement of research and development milestones and other key strategic and operational goals. Thus, the annual performance-based cash incentive is designed to directly tie our executives’ pay outcomes to achievement of these key goals.

The 2025 corporate goals and the weight attributable to each goal were approved by our Board in the first quarter of 2025, based upon the recommendation of the Compensation Committee. The Compensation Committee formulated the goals after obtaining input from management regarding the annual operating plan, expected research and development advancements and related risks.

The following table outlines the preset goals underpinning the annual performance-based cash incentives, the Compensation Committee’s assessment of performance against the goals, and the resulting level of achievement attained:

2025 Corporate Goals		Weight	Performance Assessment	Level of Achievement
HCV Clinical / Regulatory
➣	Achieve specified regulatory approval, site activation and enrollment targets to advance HCV Phase 3 program	60%	Met Target	60%
➣	Advance HCV clinical trials evaluating the combination of bemnifosbuvir and ruzasvir in special populations
➣	Complete specified drug-drug interaction studies
➣	Complete submission of pediatric study plans to FDA and EMA

HCV Preclinical/ Manufacturing/Commercial
➣	Complete specified nonclinical modules of application for new drug approval authorization	15%	Met Target	15%
➣	Further explore potentially unique mechanism of action of bemnifosbuvir
➣	Ensure timely manufacture of Phase 3 investigational clinical trial materials
➣	Select lead formulation of the bemnifosbuvir and ruzasvir combination for use in pediatric studies
➣	Complete US HCV prescriber market research

Discovery: Preclinical		10%	Met Target	10%
➣	Advance preclinical development of selected compounds for the treatment of HEV
➣	Assess activity of compounds derived from proprietary platform against other viral targets

Corporate
➣	Maintain fiscal discipline and fulfill applicable reporting responsibilities	15%	Met Target	15%
➣	Ensure staffing and resources are properly aligned with business needs
➣	Continue to educate investment community regarding product candidate commercial opportunities; create additional visibility for Atea through by various means

	Total Company - Prespecified Goals	100%		100%

Determination of Payouts

In the first quarter of 2026, the Compensation Committee, considering our CEO’s recommendation regarding the level of achievement against each goal, assessed our 2025 performance against our pre-specified 2025 corporate goals. The Compensation Committee concluded that achievements in the HCV clinical/regulatory, HCV Preclinical/CMC/Commercial, Discovery, and corporate activities met the pre-specified goals. These determinations resulted in the Compensation Committee recommending to the Board that it establish a 100% level of achievement rating for the corporate performance goals in 2025.

While the Compensation Committee retains the discretion to adjust upward or downward any annual performance-based cash bonus, for 2025, the Committee chose to award annual performance-based cash compensation to each NEO based solely on the assessment by the Compensation Committee and the Board of the Company’s achievements relative to the corporate goals disclosed above for 2025.

No adjustments were made to any NEOs’ annual performance-based cash compensation for 2025, and the payouts were based entirely on the performance assessment above.

The Board subsequently approved the corporate performance rating of 100% achievement and the annual awards were paid in February 2026 at 100% of their respective target opportunity. The table below shows the 2025 annual cash performance-based incentive compensation paid to each NEO:

Executive	2025 Target Bonus Value		2025 Achievement		2025 Target Bonus Value

Jean-Pierre Sommadossi, PhD	$422,094	x	100%	=	$422,094
Andrea Corcoran	$247,288	x	100%	=	$247,288
Janet Hammond, MD, PhD	$265,902	x	100%	=	$265,902
Maria Arantxa Horga, MD	$209,458	x	100%	=	$209,458
John Vavricka	$177,268	x	100%	=	$177,268

3.	Long-Term Equity Incentive Compensation

Our equity award program is a key component of our overall total compensation program and is designed to align the interests of our NEOs with those of our stockholders by motivating our NEOs to achieve the realization of our corporate strategy and the creation of stockholder value. Additionally, our equity award program also serves as a retention tool as vesting of the equity awards is tied to a multi-year period requiring the NEOs’ continued service with us during such period.

For 2025, the Compensation Committee granted PSUs while retaining the use of stock options to increase the performance-based nature of the long-term incentive equity and of total compensation.

For 2025, for the CEO PSUs accounted for greater than 50% of the target long-term equity incentive value.

For 2025, the Compensation Committee structured the long-term equity incentive mix to include PSUs and stock options to motivate:

➣	growth through achievement of performance goals through PSUs with research and development milestone metrics, and
➣	stock price appreciation over the long term through stock options, which deliver value only if the stock price increases.

PSUs

The rationale for the use of PSUs in 2025 compensation included:

➣

PSUs serve to better align the interests of executive officers with those of Atea and its stockholders. PSUs are more effective in linking a substantial portion of an executive’s pay to creating long-term stockholder value;

➣	PSUs motivate executive officers to achieve multi-year preset goals, deliver sustained long-term value to stockholders, and only reward executive officers if the preset goals are achieved; and
➣	PSUs reinforce the pay-for-performance nature of the long-term incentive grants and the executive compensation program overall.

The 2025 PSUs were designed to include performance metrics that capture key regulatory and commercial milestones related to the realization of the Company’s strategic plans, with a three year performance period continuing until January 2028.

Stock Options

Consistent with what we believe to be the prevailing market practice for companies in our industry at our stage of development, we have historically used stock option awards to compensate our NEOs in the form of initial new hire grants in connection with the commencement of employment, and thereafter on an annual basis in connection with our annual executive compensation reviews.

The rationale for continued utilization of stock options in 2025 compensation included:

➣	Stock options are inherently performance-based, requiring stock price appreciation before there is any value earned, and are therefore a direct and straightforward means of incentivizing NEOs; and
➣	Stock options reward NEOs for increasing stockholder value and are therefore aligned with long-term stockholders’ interests.

The exercise price of our stock options equals the fair market value of a share of our Common Stock on the date of grant, as determined under our equity incentive plan. As a result, the holder will not realize value from an option if our stock price does not appreciate above the grant date stock price.

2025 Grants

In determining the number of PSUs and options to grant as part of the 2025 equity awards, the Compensation Committee considered a number of factors, including among others: the equity award value, the ownership percentage of the Company represented by the equity award, the equity award as a portion of direct compensation, the retentive value of the NEO’s existing unvested and total equity incentive holdings, the NEO’s level of responsibility within our Company, equity compensation in relation to the general practices of our 2025 Peer Group (as defined and discussed below) and total annual and cumulative dilution associated with the current and prior equity awards.

Executive	2025 PSUs (at target) (#)	2025 PSUs (at target) ($)	2025 Options (#)	2025 Options ($)	2025 Target Total Long-Term Equity ($)

Jean-Pierre Sommadossi, PhD	430,000	1,315,800	440,000	962,368	2,278,168
Andrea Corcoran	144,500	442,170	200,000	437,440	879,610
Janet Hammond, MD, PhD	150,000	459,000	200,000	437,440	896,440
Maria Arantxa Horga, MD	138,900	425,034	192,800	421,692	846,726
John Vavricka	95,700	292,842	132,800	290,460	583,302

Note: The Compensation Committee considered the PSU value awarded to be equal to the number of PSUs to be granted multiplied by a 30-day average share price, and considered the stock option value awarded to be equal to the number of stock options to be granted multiplied by a 30-day average share price times a Black-Scholes factor.

The 2025 PSUs will cliff-vest in January 2028 based on the level of achievement of specific regulatory and commercialization milestones over the three-year performance period. For the PSUs granted in January 2025, the performance criteria must be realized over a three-year period beginning February 1, 2025 and concluding January 31, 2028. Provided that a minimum of one of the four performance criteria are achieved during the performance period, a tiered payout to executives from 50% to 200% of the target number of PSUs will be earned as follows: if the Compensation Committee determines that (i) one of the performance criteria is achieved, 50% of the target PSUs will be earned, (ii) two performance criteria were achieved, 100% of the target PSUs will be earned, (iii) three performance criteria were achieved, 150% of the target PSUs will be earned, or (iv) four performance criteria were achieved, 200% of the target PSUs will be earned.

Stock options awarded to our NEOs in 2025 as a part of annual compensation reviews vest and become exercisable monthly as to 1/48th of the shares underlying the option until the award is fully vested on the fourth anniversary of the date of grant.

Vesting of stock options and PSUs generally ceases on termination of employment, and exercise rights for vested stock options generally cease three months after termination of employment. In specified termination and change in control circumstances, equity awards held by our NEOs are subject to accelerated vesting. See “Potential Payments Upon Termination or Change in Control” below for further information.

Prior to the exercise of a stock option or vesting of the PSUs, the holder has no rights as a stockholder with respect to the shares underlying such equity award, including no voting rights and no right to receive dividends or dividend equivalents.

2022 PSUs

In January 2022, the Compensation Committee determined to add PSUs to the long-term equity incentive program for our NEOs and other senior executives, in addition to stock options. This decision further reflected the Compensation Committee’s “pay for performance philosophy.” The PSUs were designed to further incent our executives and align the interests of our NEOs with the interests of our stockholders while adding a retention tool as the PSUs would result in realized value for the recipient only if the designated performance criteria are achieved and the PSU recipient remains an Atea employee through the performance period and for the additional vesting period thereafter. For the PSUs granted in January 2022, the performance criteria must have been realized over a three-year period beginning February 1, 2022 and concluding January 31, 2025. Provided that a minimum of 2 of the 6 performance criteria are achieved during the performance period, a tiered payout to executives from 50% to 200% of the target number of PSUs will be earned as follows: if the Compensation Committee determines that (i) two performance criteria were achieved, 50% of the target PSUs would be earned, (ii) three performance criteria were achieved, 100% of the target PSUs would be earned, (iii) four performance criteria were achieved, 150% of the target PSUs would be earned, or (iv) five performance criteria were achieved, 200% of the target PSUs would be earned. The Compensation Committee determined that two of the performance criteria, the generation of positive HCV Phase 2 clinical trial results and the generation of positive data supporting the initiation of a COVID-19 clinical trial, were achieved. The earned PSUs vested as to 50% on the date of the Compensation Committee’s determination and will vest as to the remaining 50% on the first anniversary of such determination, subject to the executive remaining in the service of the Company at each such time. See “Potential Payments Upon Termination or Change in Control - PSUs” below for a description of the vesting of the PSUs granted to our NEOs in connection with a change in control and upon certain terminations of employment.

Executive	2022 PSUs (at target) (#)		PSU Performance Achievement		PSUs Earned #

Jean-Pierre Sommadossi, PhD	398,070	x	50%	=	199,035
Andrea Corcoran	42,000	x	50%	=	21,000
Janet Hammond, MD, PhD	45,000	x	50%	=	22,500
Maria Arantxa Horga, MD	39,000	x	50%	=	19,500
John Vavricka	35,000	x	50%	=	17,500

4.	Other Elements of Compensation

Health and Welfare Benefits

All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

Section 401(k) Plan

Our NEOs are eligible to participate, on the same basis as all of our other employees, in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We currently match 100% of employee contributions of the first 3% of eligible compensation, and 50% of contributions on the next 2% of eligible compensation. Participants are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, and the 401(k) plan’s related trust is intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to participants until distributed from the 401(k) plan.

Employee Stock Purchase Plan

Pursuant to our employee stock purchase plan, our employees, including each of our NEOs other than our CEO, have an opportunity to purchase our Common Stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders.

Perquisites

We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances. We did not provide any such perquisites or personal benefits to any NEO in 2025.

Post-Employment Compensation

Our NEOs are entitled to certain severance and change of control payments and benefits as described in more detail below (see sections “Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control”). These agreements provide for a combination of a cash severance payment, continued health benefits and acceleration of vesting on outstanding equity awards in specified circumstances. Acceleration of vesting of stock options and restricted stock units is subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change in control of the Company in connection with or followed by a termination of employment without cause by us, or with good reason by the NEO.

Given the industry in which we participate and the range of strategic initiatives that we may explore, we believe reasonable and competitive severance and change in control payment and benefit arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining a talented executive team. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our Company and our stockholders.

Process for Setting Executive Compensation

Role of the Compensation Committee and the Board

Annually, our Compensation Committee, which is comprised entirely of independent directors, exercises the authority delegated to it by our Board and exercises its oversight role to:

➣	review our executive compensation philosophy and strategy,
➣	assess the appropriateness of the peer group of companies used as a reference point for compensation,
➣	review the design of the compensation program including an assessment of its risk profile, and
➣	establish the components and levels of each element of total target compensation for our employees, including our NEOs and other senior executive team members.

Our Compensation Committee reviews the mix of compensation elements to ensure performance-based compensation is an appropriate proportion of overall compensation and is aligned with our business goals and strategy. Additionally, the Compensation Committee reviews the overall corporate performance for the year against goals annually approved by the Board and, as applicable, the individual performance of our NEOs and other executive officers. These annual performance reviews are a critical component in the determination by the Compensation Committee of annual cash and equity incentive awards for our NEOs and other executives. Our Compensation Committee may also delegate to one or more executive officers of the Company the power to grant options or other stock or equity-based awards pursuant to our equity-based plan to employees of the Company or any subsidiary of the Company who are not officers or directors of the Company, and may delegate authority to one or more subcommittees as it deems appropriate.

Our Board receives recommendations from the Compensation Committee and retains the authority to approve those matters that have been delegated to the Compensation Committee, including establishing the key annual operational goals under our annual performance-based cash incentive plan and determining the level of achievement of such goals following year-end. The Board also retains authority to approve all components and levels of compensation awarded to our CEO.

Role of Management

Our Compensation Committee works with management, including our CEO, when reviewing and setting executive compensation. Management generally provides information on corporate and individual performance, updates on peer performance, and works with the independent compensation consultant to identify meaningful external market compensation data.

Our CEO provides:

➣	recommendations on the compensation packages for our NEOs and all other executive officers excluding only himself,
➣	input regarding an executive officer’s individual contributions to the achievement of Company goals,
➣	context in developing both our annual operational goals and long-term strategic objectives and goals, which are reviewed and approved by the Compensation Committee and the Board, and
➣	perspective on our performance against those goals.

The Compensation Committee gives significant weight to the recommendations of the CEO given his knowledge of the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO.

Nevertheless, the Compensation Committee makes the ultimate determination regarding the compensation for our executive officers including our NEOs other than our CEO.

The compensation of our CEO is determined by the Board. No executives, including the CEO, are involved in, or present for, discussions or approval of their own compensation decisions.

Role of the Independent Compensation Consultant

Since 2018, the Compensation Committee has engaged an independent external consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), to provide information and to advise on overall compensation matters for all employees, including our NEOs, and non-employee members of our Board. In 2025, Aon’s services included:

➣	recommendations on overall compensation program design;
➣	guidance on our compensation philosophy and policies;
➣	guidance and recommendations on the composition of our compensation peer group;
➣	provision of market data for analysis and design of the compensation levels and component weightings for our executive officers and non-employee directors;
➣	input on compensation actions for executive promotions; and
➣	input on the compensation-related disclosures in the proxy statement for our annual meeting.

While Aon works with management to source market data and to arrive at market matches for new hires and promotions of executive officers, Aon reports directly to the Compensation Committee. Aon consultants attend meetings of the Compensation Committee when requested to do so.

The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to the determination of independence of a compensation consultant. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee by Aon and the fees paid for those services in relation to the firm’s total revenues.

Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon is independent. During 2025, Aon did not provide any services to us other than the services described above.

Role of Market Data

The Compensation Committee uses competitive market analyses from a group of peer companies as one input and reference point for compensation decisions when reviewing our executive compensation levels and practices. The Compensation Committee also uses market data from broader Radford Global Life Sciences Compensation surveys and its own knowledge and judgment in evaluating market data and making compensation decisions.

However, survey data is not used to benchmark the amount of total compensation or any specific element of compensation for the NEOs.

Our Compensation Committee reviews the companies in our peer group annually, based on the criteria noted below, and makes adjustments as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives.

In its establishment of a peer group of publicly traded companies in the biopharmaceutical and biotechnology industry, the Compensation Committee, using information and assistance provided by Aon, generally considers several factors and criteria including the following:

➣	companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;
➣	companies with a therapeutic and technological focus similar to ours;
➣	companies with executive positions similar to ours; and
➣	companies against which we believe we compete for executive talent.

More specifically, when evaluating our peer group for 2025 compensation decisions, the Compensation Committee focused on companies with a market capitalization range of 1/4 to 4x the Company’s market capitalization and headcount below 225 employees. Based on these criteria, for the executive compensation review conducted by the Compensation Committee in December 2024 and January 2025 at which 2025 base salaries and target annual performance-based cash incentive levels were determined and equity compensation for our NEOs was awarded, our Compensation Committee analyzed the pay practices of the following peer group approved by the Compensation Committee in October 2024, which we refer to as our 2025 Peer Group:

89bio, Inc.	Arcturus Therapeutics Holdings, Inc.	Kodiak Sciences Inc.
Alector, Inc.	Assembly Biosciences, Inc.	Replimune Group, Inc.
Allakos Inc.	Chimerix, Inc.	Scholar Rock Holding Corporation
AlloVir, Inc.	Enanta Pharmaceuticals, Inc.	Vir Biotechnology, Inc.
Annexion, Inc.	Gossamer Bio, Inc.	Y-mABs Therapeutics, Inc.
Anaptys Bio, Inc.	Inozyme Pharma, Inc.
Arbutus Biopharma Corporation	Invivyd, Inc.

Changes in the 2025 Peer Group compared to the peer group that we used to establish 2024 compensation for our NEOs and other executives included the removal of: Kura Oncology, Rocket Pharmaceuticals, Inc. and Summit Therapeutics Inc. and due to their respective market capitalization being outside our defined range, as well as Point Biopharma Global Inc. (acquired by Eli Lilly) and VBI Vaccines Inc. (filed for bankruptcy). To ensure an appropriate number of peers for reference, five companies meeting our criteria for the 2025 Peer Group, being 89bio, Inc., Annexion, Inc., Assembly Biosciences, Inc., Gossamer Bio, Inc. and Inozyme Pharma, Inc. were added.

Additionally, when considering the establishment of 2025 compensation levels for our NEOs, the Compensation Committee, upon recommendation from Aon, supplemented the 2025 Peer Group proxy data with data derived from the Radford 2024 Global Life Science Survey for public biopharmaceutical companies which had a market capitalization between $100 million and $1.2 billion and less than 225 employees. This survey data was used to obtain a general understanding of the compensation practices of companies similar to ours at the time. To arrive at competitive market compensation, Aon blended the survey data with publicly available proxy data where possible.

The processes described above, the roles of the Board, Compensation Committee, management and the independent compensation consultant, and the manner in which data were assembled and utilized for establishing 2025 executive compensation were consistent with prior years and remain consistent with the current processes, roles and uses.

Other Polices and Considerations

Compensation Recovery Policy (Clawback Policy)

Our Board of Directors has adopted a compensation recovery, or clawback, policy in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1. If we must restate our financial results as reported in a periodic or other report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement under the U.S. securities laws, our Board must generally recover all incentive compensation, both cash and equity-based, awarded or paid to an executive officer covered by the policy to the extent any such compensation would not have been awarded or paid to such officer based on the restated financial results during the three completed fiscal years preceding the date on which the Company is required to prepare the restatement. This policy was adopted in 2023 after the final rule under the Dodd-Frank Act was promulgated by Nasdaq, and it became effective as of October 2, 2023, when the final rule went into effect.

Compensation Risk Assessment

Each year, the Compensation Committee reviews our compensation policies and programs to assess whether these policies and programs may encourage our employees and executives to take inappropriate risks. Specifically, the Compensation Committee reviews our current compensation plans, including the mix of fixed and variable compensation, performance metrics, program oversight, measurement and payout timing, discretion and caps on short-term incentives, award size, vesting schedules and other terms of long-term equity incentives as well as other incentive opportunities and their features. After reviewing each of our current compensation plans, the Compensation Committee determined that our compensation program does not create risks that are reasonably likely to have a material adverse effect on our Company as a whole.

Rule 10b5-1 Sales Plans

Our directors and executive officers, including our NEOs, may adopt written trading plans pursuant to Rule 10b5-1 under the Exchange Act, known as Rule 10b5-1 plans. Under a Rule 10b5-1 plan, a broker executes trades for a director or executive officer under a previously established contract, plan or instruction to trade in the Company’s Common Stock, entered into in good faith and in accordance with the terms of Rule 10b5-1, without further direction from the director or executive officer. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our Insider Trading Compliance Policy.

Accounting and Tax Considerations

Under FASB ASC Topic 718, we are required to estimate and record an expense for each share-based payment award (including stock options, RSUs and PSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to FASB ASC Topic 718.

Under Section 162(m) of the Code (“Section 162(m)”), compensation that exceeds $1 million per taxable year paid to certain current and former executive officers of a publicly held corporation is generally non-deductible.

Although the Compensation Committee considers tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

NAMED EXECUTIVE OFFICER COMPENSATION

2025 Summary Compensation Table

The table below summarizes the total compensation for each of our NEOs for the years presented.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jean-Pierre Sommadossi, PhD	2025	703,490	1,315,800	962,368	422,094	—	3,403,752
President, Chief Executive Officer	2024	703,490	1,788,800	1,372,358	337,675	—	4,202,323
and Chairman of the Board	2023	683,000	2,409,452	2,474,763	358,575	—	5,925,790

Andrea Corcoran	2025	549,530	442,170	437,440	247,288	14,000	1,690,428
Chief Financial Officer,	2024	533,524	601,120	612,660	170,728	13,800	1,931,832
Executive Vice President, Legal	2023	517,984	616,253	632,787	181,300	13,200	1,961,524

Janet Hammond, MD, PhD	2025	590,892	459,000	437,440	265,902	14,000	1,767,234
Chief Development Officer	2024	573,682	675,168	689,855	206,526	13,800	2,159,031
	2023	556,973	650,052	667,772	219,300	13,200	2,107,297

Maria Arantxa Horga, MD	2025	523,644	425,034	421,692	209,458	14,000	1,593,827
Chief Medical Officer	2024	508,392	577,824	590,604	162,686	13,800	1,853,306
	2023	493,584	576,898	592,707	172,800	13,200	1,849,189

John Vavricka	2025	443,169	292,842	290,460	177,268	14,000	1,217,738
Chief Commercial Officer	2024	430,261	398,112	406,806	137,684	13,800	1,386,663
	2023	417,729	463,000	475,524	146,205	13,200	1,515,658

(1)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the stock awards, consisting solely of PSUs in 2025 and 2024 and solely of RSUs in 2023, and stock options granted during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation transactions, not including any estimates of forfeiture related to service based vesting. For a discussion of assumptions used in calculating the stock option grant date fair value, see Note 10 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. In accordance with SEC rules, the aggregate grant date fair value of the RSUs is based upon the closing price of our Common Stock on the grant date. For the PSUs, the aggregate grant date fair values are based upon the expected probable outcome of the performance conditions as of the grant date, which represents the target level of performance. Assuming maximum achievement of the performance conditions, the fair value of the PSUs granted in 2025 as of the grant date was $2,631,600 for Dr. Sommadossi, $884,340 for Ms. Corcoran, $918,000 for Dr. Hammond, $850,068 for Dr. Horga and $585,684 for Mr. Vavricka. The amounts reported reflect our potential accounting expense and do not reflect the actual economic value, if any, that will be realized by the NEOs from these awards.

(2)	Reflects performance-based cash bonuses awarded in recognition of 2025 performance to our NEOs under our performance-based cash compensation program.
(3)	The amounts reported in the All Other Compensation column reflect the amount Atea contributed to the 401(k) plan for the account of the respective NEO.

Grants of Plan-Based Awards in 2025

The following table provides information relating to all grants of plan-based awards made to our NEOs during fiscal 2025 and supplements the information provided above in our Summary Compensation Table. All awards were made under our 2020 Incentive Award Plan.

		Estimated Payouts Under Non- Equity Incentive Plan Awards			Estimated Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair value of Stock and
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	Underlying Options (#)(3)	of Option Awards ($/Sh)	Option Awards ($)(4)
Jean-Pierre Sommadossi, PhD
Annual Performance Bonus		—	422,094	633,141				—	—	—
PSU Award	1/31/2025	—	—	—	215,000	430,000	860,000	—	—	1,315,800
Discretionary Stock Option Award	1/31/2025	—	—	—				440,000	3.06	962,368

Andrea Corcoran
Annual Performance Bonus		—	247,288	370,932				—	—	—
PSU Award	1/31/2025	—	—	—	72,250	144,500	289,000	—	—	442,170
Discretionary Stock Option Award	1/31/2025	—	—	—				200,000	3.06	437,440

Janet Hammond, MD, PhD
Annual Performance Bonus		—	265,902	398,853				—	—	—
PSU Award	1/31/2025	—	—	—	75,000	150,000	300,000	—	—	459,000
Discretionary Stock Option Award	1/31/2025	—	—	—				200,000	3.06	437,440

Maria Arantxa Horga, MD
Annual Performance Bonus		—	209,458	314,187				—	—	—
PSU Award	1/31/2025	—	—	—	69,450	138,900	277,800	—	—	425,034
Discretionary Stock Option Award	1/31/2025	—	—	—				192,800	3.06	421,692

John Vavricka
Annual Performance Bonus		—	177,268	265,902				—	—	—
PSU Award	1/31/2025	—	—	—	47,850	95,700	191,400	—	—	292,842
Discretionary Stock Option Award	1/31/2025	—	—	—				132,800	3.06	290,460

(1)

Represents the target and maximum amounts payable under our annual performance-based cash compensation program. There is no threshold performance level under the program. The target amount is calculated by multiplying the executive’s target cash incentive award percentage by his or her base salary assuming 100% achievement of the applicable performance goals. There is a maximum payout cap of 150% of the bonus target which assumes all applicable goals are exceeded. Actual payouts made for 2025 are provided in the “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table” above.

(2)

 Represents the PSUs granted in 2025 which are eligible to vest based upon the achievement of regulatory and commercial milestones over a three-year performance period beginning February 1, 2025 and ending January 31, 2028. The Compensation Committee will determine the actual number of PSUs earned following the end of the performance period and the earned PSUs will vest as to the total award deemed earned on the date of the Compensation Committee’s determination. See “Potential Payments Upon Termination or Change in Control - PSUs” below for a description of the vesting of the PSUs granted to our NEOs in connection with a change in control and upon certain terminations of employment.

(3)	The stock options vest ratably on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date.
(4)

Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options and PSUs granted during the year. These amounts reflect our accounting expense, excluding the effect of estimated forfeitures, and may not represent the amounts, if any, that the NEOs will actually realize from these awards. The PSUs are shown based upon the probable outcome of the performance condition as of the grant date, which represents the target level of performance.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table summarizes the outstanding equity incentive plan awards for each NEO as of December 31, 2025.

		Option Awards (1)				Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration	Number of Shares or Units that Have Not Vested	Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested
Name	Grant Date	Exercisable(#)	Unexercisable(#)	($)	Date	(#)	($)(3)	(#)	($)(3)

Jean-Pierre	1/31/2025	100,833	339,167	3.06	1/30/2035	—	—	—	—
Sommadossi, PhD	1/31/2025	—	—	—	—	—	—	215,000 (4)	767,550
	1/31/2024	214,666	233,334	4.16	1/30/2034	—	—	—	—
	1/31/2024	—	—	—	—	—	—	430,000 (5)	1,535,100
	1/31/2023	531,270	197,330	4.63	1/30/2033	—	—	—	—
	1/31/2023	—	—	—	—	173,466 (2)	619,274	—	—
	1/31/2022	370,157	7,876	7.14	1/30/2032	—	—	—	—
	1/31/2022	—	—	—	—	99,517 (6)	355,274	—	—
	1/29/2021	640,000	—	73.00	1/28/2031	—	—	—	—
	8/3/2020	100,000	—	6.83	8/2/2030	—	—	—	—
	12/13/2019	200,000	—	1.85	12/12/2029	—	—	—	—
	12/14/2018	200,000	—	1.43	12/13/2028	—	—	—	—
	12/8/2017	385,000	—	1.53	12/7/2027	—	—	—	—
	12/9/2016	300,000	—	1.24	12/8/2026	—	—	—	—

Andrea Corcoran	1/31/2025	45,833	154,167	3.06	1/30/2035	—	—	—	—
	1/31/2025	—	—	—	—	—	—	72,250 (4)	257,933
	1/31/2024	95,833	104,167	4.16	1/30/2034	—	—	—	—
	1/31/2024	—	—	—	—	—	—	144,500 (5)	515,865
	1/31/2023	135,843	50,457	4.63	1/30/2033	—	—	—	—
	1/31/2023	—	—	—	—	44,366 (2)	158,387	—	—
	1/31/2022	177,229	3,771	7.14	1/30/2032			—	—
	1/31/2022	—	—	—	—	10,500 (6)	37,485	—	—
	1/29/2021	148,850	—	73.00	1/28/2031	—	—	—	—
	8/3/2020	150,000	—	6.83	8/2/2030	—	—	—	—
	12/13/2019	60,000	—	1.85	12/12/2029	—	—	—	—
	12/14/2018	60,000	—	1.43	12/13/2028	—	—	—	—
	12/8/2017	60,000	—	1.53	12/7/2027	—	—	—	—
	12/9/2016	60,000	—	1.24	12/8/2026	—	—	—	—

Janet Hammond,	1/31/2025	45,833	154,167	3.06	1/30/2035	—	—	—	—
MD, PhD	1/31/2025	—	—	—	—	—	—	75,000 (4)	267,750
	1/31/2024	107,908	117,292	4.16	1/30/2034	—	—	—	—
	1/31/2024	—	—	—	—	—	—	162,300 (5)	579,411
	1/31/2023	143,354	53,246	4.63	1/30/2033	—	—	—	—
	1/31/2023	—	—	—	—	46,800 (2)	167,076	—	—
	1/31/2022	186,041	3,959	7.14	1/30/2032	—	—	—	—
	1/31/2022	—	—	—	—	11,250 (6)	40,163	—	—
	1/29/2021	160,050	—	73.00	1/28/2031	—	—	—	—
	8/20/2020	650,000	—	6.84	8/19/2030	—	—	—	—

		Option Awards (1)				Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration	Number of Shares or Units that Have Not Vested	Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested
Name	Grant Date	Exercisable(#)	Unexercisable(#)	($)	Date	(#)	($)(3)	(#)	($)(3)

Maria Arantxa Horga, MD	1/31/2025	44,183	148,617	3.06	1/30/2035	—	—	—	—
	1/31/2025	—	—	—	—	—	—	69,450 (4)	247,937
	1/31/2024	92,383	100,417	4.16	1/30/2034	—	—	—	—
	1/31/2024	—	—	—	—	—	—	138,900 (5)	495,873
	1/31/2023	127,239	47,261	4.63	1/30/2033	—	—	—	—
	1/31/2023	—	—	—	—	41,533 (2)	148,273	—	—
	1/31/2022	166,458	3,542	7.14	1/30/2032	—	—	—	—
	1/31/2022	—	—	—	—	9,750 (6)	34,808	—	—
	1/29/2021	145,500	—	73.00	1/28/2031	—	—	—	—
	8/24/2020	350,000	—	6.85	8/23/2030	—	—	—	—

John Vavricka	1/31/2025	30,433	102,367	3.06	1/30/2035	—	—	—	—
	1/31/2025	—	—	—	—	—	—	47,850 (4)	170,825
	1/31/2024	63,633	69,167	4.16	1/30/2024	—	—	—	—
	1/31/2024	—	—	—	—	—	—	95,700 (5)	341,649
	1/31/2023	102,083	37,917	4.63	1/30/2023	—	—	—	—
	1/31/2023	—	—	—	—	33,333 (2)	118,999	—	—
	1/31/2022	132,187	2,813	7.14	1/30/2032	—	—	—	—
	1/31/2022	—	—	—	—	8,750 (6)	31,238	—	—
	1/29/2021	117,300	—	73.00	1/28/2031	—	—	—	—
	8/3/2020	160,000	—	6.83	8/2/2030	—	—	—	—
	12/13/2019	30,000	—	1.85	12/12/2029	—	—	—	—
	12/14/2018	200,000	—	1.43	12/13/2028	—	—	—	—

(1)	The option vests in 48 equal monthly installments beginning on the grant date.
(2)	Represents RSUs that vest in three substantially equal installments on each of the first three anniversaries of the grant date.
(3)	Amounts are calculated by multiplying the number of shares shown in the table by $3.57, the per share closing stock price of our Common Stock on December 31, 2025 (the last trading day of 2025).
(4)

Represents PSUs that become eligible to vest based upon the achievement of regulatory and commercial milestones over a three-year performance period beginning February 1, 2025 and ending January 31, 2028. The earned PSUs will vest as to the total award deemed earned on the date the Compensation Committee determines achievement of the performance goals.

(5)

Represents PSUs that become eligible to vest based upon the achievement of clinical and regulatory milestones over a three-year performance period beginning February 1, 2024 and ending January 31, 2027. The earned PSUs will vest as to the total award deemed earned on the date the Compensation Committee determines achievement of the performance goals.

(6)

Represents PSUs that were earned based upon the achievement of clinical and regulatory milestones over a three-year performance period beginning February 1, 2022 and ending January 31, 2025. The earned PSUs vested in 2025 as to 50% on the date the Compensation Committee determined achievement of the performance goals and the remaining 50% of the earned PSUs vests on the first anniversary of such determination subject to a continued service relationship through the vesting date.

Option Exercises and Stock Vested

The following table sets forth information concerning the number of shares of our Common Stock acquired upon the vesting of PSU and RSU awards for each of our NEO during the fiscal year ended December 31, 2025. During 2025, none of our NEOs exercised any stock options.

	Option Awards Number of Shares Acquired on Exercise	Value Realized on Exercise	Stock Awards Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)(1)	(#)	($)(1)
Jean-Pierre Sommadossi, PhD	—	—	272,984	835,331
Andrea Corcoran	—	—	54,867	167,893
Janet Hammond, MD, PhD	—	—	58,050	177,633
Maria Arantxa Horga, MD	—	—	51,283	156,926
John Vavricka	—	—	42,083	128,774

(1)	The value realized on vesting is calculated based upon the closing price of our Common Stock on the vesting date multiplied by the number of shares underlying each award vested.

Pension Benefits Table

None of our NEOs participated in any defined benefit pension plans in 2025.

Nonqualified Deferred Compensation Table

None of our NEOs participated in any non-qualified deferred compensation plans in 2025.

Agreements with Named Executive Officers

We have entered into employment agreements with each of our NEOs. Under the employment agreements, if we terminate the employment of a NEO without “cause” or the NEO resigns for “good reason” (each as defined below) other than in connection with a change in control of the Company, subject to the NEO’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the NEO will be entitled to receive (i) continued payment of the NEO’s base salary for 18 months for Dr. Sommadossi or 12 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount the NEO would have paid for coverage as an active employee, for up to 18 months for Dr. Sommadossi or 12 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka.

If such a qualifying termination occurs, for Dr. Sommadossi, during the three month period prior to the date of a change in control of the Company or, for Dr. Sommadossi, Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, on or within 12 months following the date of a change in control of the Company, subject to the NEO’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the NEO will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of the NEO’s base salary for 24 months for Dr. Sommadossi or 18 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a prorated portion of the NEO’s target annual bonus for the year of termination, (d) a payment equal to 2.0 times for Dr. Sommadossi or 1.5 times for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka the NEO’s target annual bonus for the year of termination, (e) direct payment of or reimbursement for

COBRA premiums, less the amount the NEO would have paid for coverage as an active employee, for up to 24 months for Dr. Sommadossi or 18 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Vavricka, and (f) all unvested equity or equity-based awards that vest solely based on the named executive officer’s continued employment or service with the Company will accelerate and vest in respect of 100% of the shares subject thereto, with any other equity awards being governed by the terms of the applicable award agreement. See “Potential Payments Upon Termination or Change in Control - PSUs” below for a description of the vesting of PSUs granted to our NEOs in connection with a change in control and upon certain terminations of employment.

Under the employment agreements, “cause” means, subject to notice and cure rights, a NEO’s (i) refusal to substantially perform the duties or carry out the reasonable and lawful instructions of the Board, (ii) breach of a material provision of the employment agreement, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing his or her duties and responsibilities under the employment agreement, or (v) act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or any of its affiliates.

Under the employment agreements, “good reason” means, subject to notice and cure rights, (i) a reduction in the NEO’s annual base salary or target annual bonus, (ii) a material decrease in the NEO’s authority or areas of responsibility, (iii) the relocation of the NEO’s primary office to a location more than twenty-five (25) miles from the NEO’s primary office as of the date of our IPO or (iv) the Company’s breach of a material provision of the employment agreement.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that would have been made to our NEOs upon several events of termination, assuming the termination event occurred on December 31, 2025.

Regardless of the manner in which an NEO’s service terminates, each NEO is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused paid time off, as applicable.

Employment Agreements

As described above, we have entered into certain agreements with each of our NEOs that provide for potential payments upon a termination of employment.

PSUs

The NEOs were granted PSUs during 2024 and 2025 that are eligible to vest based upon the achievement of specific clinical development, regulatory and commercial milestones over a three-year performance period beginning on February 1 of the year of grant. In the event of a change in control during the performance period, a number of PSUs will vest upon such change in control equal to the greater of (i) the target number of PSUs and (ii) the actual number of PSUs that would become eligible to vest based upon the Compensation Committee’s determination of performance as of the change in control (which may include any PSUs that the Compensation Committee determines were reasonably likely to become eligible to vest absent such change in control), in each case, subject to the NEO’s continued service until such change in control.

The NEOS were also granted PSUs in 2022. In January 2025, the Compensation Committee determined the level of performance of the 2022 PSUs and 50% of the earned 2022 PSUs vested in 2025 on the date of the performance determination. The remaining 50% of the earned 2022 PSUs vest in 2026 on the 1st anniversary of such performance determination subject to the NEOs continued service until such date. In the event of a change of control prior to such vesting date, the remaining earned 2022 PSUs would vest as of the change of control if the NEO remained in service until such date.

In the event Dr. Sommadossi’s employment is terminated by the Company without “cause” or by Dr. Sommadossi for “good reason” (as such terms are defined in his employment agreement described above), during the three months prior to a change in control that occurs during the performance period, and subject to Dr. Sommadossi’s execution and non-revocation of a separation agreement and release with the Company, his PSUs will remain outstanding and eligible to vest in connection with a change in control as described above as if he had remained employed until such change in control (and the PSUs will be forfeited upon such change in control to the extent they do not become vested or upon expiration of such three month period if no change in control occurs).

	No Change in Control	In connection with Change in Control*
	Resignation for Good Reason OR Involuntary Termination by Company without Cause ($)	Resignation for Good Reason OR Involuntary Termination by Company without Cause ($)
Jean-Pierre Sommadossi, PhD
Cash Severance (Continuation of Salary)	1,055,235(a)	1,406,980(e)
Prorated Bonus	—	422,094(f)
Incremental Bonus	—	844,188(g)
Benefit Continuation	43,256(b)	58,102(h)
Acceleration of Vesting of Equity Awards	—	4,217,728(i)
Total	1,098,491	6,949,092

Andrea Corcoran
Cash Severance (Continuation of Salary)	549,530(c)	824,295(a)
Prorated Bonus	—	247,288(f)
Incremental Bonus	—	370,932(j)
Benefit Continuation	13,483(d)	20,502(b)
Acceleration of Vesting of Equity Awards	—	1,306,227(i)
Total	563,013	2,769,244

Janet Hammond, MD, PhD
Cash Severance (Continuation of Salary)	590,892(c)	886,338(a)
Prorated Bonus	—	265,902(f)
Incremental Bonus	—	398,853(j)
Benefit Continuation	28,409(d)	43,256(b)
Acceleration of Vesting of Equity Awards	—	1,400,775(i)
Total	619,301	2,995,124

Maria Arantxa Horga, MD
Cash Severance (Continuation of Salary)	523,644(c)	785,466(a)
Prorated Bonus	—	209,458(f)
Incremental Bonus	—	314,187(j)
Benefit Continuation	41,947(d)	63,891(b)
Acceleration of Vesting of Equity Awards	—	1,250,621(i)
Total	565,591	2,623,623

John Vavricka
Cash Severance (Continuation of Salary)	443,169(c)	664,754(a)
Prorated Bonus	—	177,268(f)
Incremental Bonus	—	265,902(j)
Benefit Continuation	13,918(d)	21,199(b)
Acceleration of Vesting of Equity Awards	—	885,741(i)
Total	457,087	2,014,864

*

Dr. Sommadossi is entitled to these enhanced benefits if he experiences a qualifying termination within three months prior to, upon or within 12 months after a Change in Control. All other NEOS are entitled to these enhanced benefits if they experience a qualifying termination upon or within 12 months after a Change in Control.

(a)	Represents 18 months of 2025 base salary continuation.
(b)	Represents the cost of continued medical, dental and vision insurance benefits for 18 months following termination.
(c)	Represents 12 months of 2025 base salary continuation.
(d)	Represents the Company paid portion of the premiums for continued medical, dental and vision insurance benefits for 12 months following termination.
(e)	Represents 24 months of 2025 base salary continuation.
(f)	Represents target bonus payable for 2025.
(g)	Represents 2x the target bonus payable for 2025.
(h)	Represents the Company paid portion of premiums for continued medical, dental and vision insurance benefits for 24 months following termination.
(i)

Represents the acceleration of vesting of the PSUs at the target performance level and the RSUs as of December 31, 2025 assuming a change of control on such date. While unvested stock options would accelerate upon a change of control, the amount reported does not include any value attributable to such vesting as all unvested stock options had an exercise price above $3.57, the closing price of the Common Stock on December 31, 2025.

(j)	Represents 1.5x the target bonus payable for 2025.

Policies and Practices Relating to the Timing of Equity Awards

Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee uses its business judgment to determine the size of our equity awards and would consider any material nonpublic information that is known to the Compensation Committee before granting an award. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted awards on a predetermined annual schedule.

During 2025, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that disclosed material nonpublic information.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. We did not use any financial performance measure to link “Compensation Actually Paid” to our NEOs to our Company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a Company-Selected Measure in the table below nor a Tabular List of our most important financial metrics. Despite being a smaller reporting company under SEC rules, we voluntarily provide supplementary pay versus performance disclosure for five fiscal years to enhance transparency of our compensation structure. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For additional discussion of how executive compensation is linked to Company performance, please see the section labeled “Named Executive Officer Compensation Overview” in this Proxy Statement.

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
2025	3,403,752	3,602,523	1,567,307	1,637,215	8.54	124.75	(158)
2024	4,202,323	4,303,599	1,832,708	1,682,859	8.02	93.49	(168)
2023	5,925,790	3,404,758	1,859,249	1,040,141	7.30	94.03	(136)
2022	5,878,026	705,198	1,860,101	387,388	11.51	89.90	(116)
2021	34,104,892	(1,459,864)	8,024,996	(7,212,212)	21.40	100.02	121

1. Jean-Pierre Sommadossi was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Andrea Corcoran	Andrea Corcoran	Andrea Corcoran	Andrea Corcoran	Andrea Corcoran
Janet Hammond, MD, PhD	Janet Hammond, MD, PhD	Janet Hammond, MD, PhD	Janet Hammond, MD, PhD	Janet Hammond, MD, PhD
Maria Arantxa Horga, MD	Maria Arantxa Horga, MD	Maria Arantxa Horga, MD	Maria Arantxa Horga, MD	Maria Arantxa Horga, MD
John Vavricka	John Vavricka	Wayne Foster	John Vavricka	John Vavricka

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	3,403,752	(2,278,168)	2,476,939	3,602,523

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,567,307	(801,520)	871,428	1,637,215

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	2,388,299	85,459	214,939	(211,758)	2,476,939

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	823,973	18,850	88,614	(60,009)	871,428

4. The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the cumulative TSR for the Company over the five most recently completed fiscal years, and the NASDAQ Biotechnology Index TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
6
4
2
0
-2
-4
-6
-8
TSR (12/31/2020 Indexed to $100)
$160
$120
$80
$40
$0
100.00
100.00
100.02
21.40
-1.5
-7.2
89.90
0.7
0.4
11.51
3.4
94.03
1.0
7.30
4.3
93.49
1.7
8.02
124.75
3.6
1.6
8.54
2020
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Atea Pharmaceuticals, Inc. TSR
NASDAQ Biotechnology Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
6
4
2
0
-2
-4
-6
-8
$150
$100
$50
$0
-$50
-$100
-$150
-$200
121
-1.5
-7.2
0.7
0.4
-116
3.4
1.0
-136
4.3
1.7
-168
3.6
1.6
-158
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Atea Pharmaceuticals, Inc. Net Income

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (c)(#)
Equity compensation plans approved by security holders(1)	27,556,009	(2)	12.17	(3)	7,597,775	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	27,556,009		12.17		7,597,775

(1)

Consists of the Atea Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended (the “2013 Plan”), the Atea Pharmaceuticals, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and the Atea Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). Following the adoption of the 2020 Plan, no additional stock awards have been granted under the 2013 Plan. To the extent stock options outstanding under the 2013 Plan are forfeited, lapse unexercised, or are settled in cash, the shares of Common Stock subject to the stock options will be available for future issuance under the 2020 Plan.

(2)

Includes 5,878,432 outstanding options to purchase stock under the 2013 Plan, 16,964,528 outstanding options to purchase stock under the 2020 Plan, 2,465,985 shares of our Common Stock subject to outstanding PSUs at target and 2,247,064 shares of our Common Stock subject to outstanding RSUs.

(3)

As of December 31, 2025, the weighted-average exercise price of outstanding options under the 2013 Plan was $3.87 and the weighted-average exercise price of outstanding options under the 2020 Plan was $15.04. This does not include any purchase rights accruing under the 2020 ESPP during the purchase period, which commenced on October 1, 2025, because the purchase right (and therefore the number of shares to be purchased) was not determined until the end of the purchase period on March 31, 2026. The calculation does not take into account the 4,713,049 shares of our Common Stock subject to outstanding PSUs (at target) and RSUs, which do not have an exercise price. Such shares will be issued at the time that the PSUs and RSUs vest, without any cash consideration payable by the grantee for those shares.

(4)

Includes 5,085,914 shares available for future issuance under the 2020 Plan and 3,395,838 shares available for issuance under the ESPP. The number of shares of Common Stock reserved for issuance under the 2020 Plan is automatically increased on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 5% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (but no more than 55,468,000 shares may be issued upon the exercise of incentive stock options). An additional 3,906,339 shares were added to the number of available shares under the 2020 Plan effective January 1, 2026. The number of shares of Common Stock reserved for issuance under the ESPP is automatically increased on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 1% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (but no more than 10,696,000 shares of our Common Stock may be issued under the ESPP). An additional 781,267 shares were added to the number of available shares under the ESPP effective January 1, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of April 24, 2026, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 24, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage of shares beneficially owned is computed on the basis of 80,027,099 shares of Common Stock outstanding on April 24, 2026.

Unless otherwise indicated, the address of each beneficial owner listed below is 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
	(#)	(%)
5% or Greater Stockholders

FMR LLC (1)	9,095,679	11.4
BML Investment Partners (2)	7,810,000	9.8
BlackRock, Inc. (3)	6,082,350	7.6
JPM Partners LLC (4)	5,116,025	6.4

Named Executive Officers and Directors

Jean-Pierre Sommadossi, PhD (4)(5)	9,552,053	11.5
Andrea Corcoran (6)	1,837,008	2.3
Janet Hammond, MD, PhD (7)	1,504,330	1.8
Maria Arantxa Horga, MD (8)	1,098,192	1.4
John Vavricka (9)	1,055,760	1.3
Jerome Adams, MD (10)	339,434	*
Franklin Berger (11)	871,789	1.1
Howard Berman (12)	54,933	*
Barbara Duncan (13)	396,789	*
Arthur Kirsch(14)	118,954	*
Bruno Lucidi (15)	571,789	*
Polly A. Murphy, DVM, PhD (16)	420,084	*
Bruce Polsky, MD, MACP, FIDSA (17)	554,245	*
All current officers and directors as a group (14 persons) (18)	19,281,938	21.6

(1) Based solely on a Schedule 13G/A filed with the SEC on December 4, 2025. Represents 9,093,717 shares of our Common Stock over which FMR LLC has sole voting power and 9,095,679.87 shares of our Common Stock over which FMR LLC has sole dispositive power. Abigail P. Johnson has sole voting power and sole dispositive power over 9,095,67.87 shares of our Common Stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the principal business office of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(2) Based solely on a Schedule 13G/A filed with the SEC on February 9, 2026. Represents 7,490,000 shares of Common Stock over which BML Investment Partners, L.P. ("BML") and Braden Michael Leonard has shared voting and dispositive power and 320,000 shares of Common Stock over which Braden Michael Leonard has sole voting and dispositive Power. BML Capital Management, LLC ("BML Capital") is the sole general partner of BML. The managing member of BML Capital is Braden Michael Leonard. As a result, Braden Michael Leonard is deemed to be the indirect owner of the shares held directly by BML. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The principal business address of BML, BML Capital and Braden Michael Leonard is 65 E. Cedar, Suite 2, Zionsville, IN, 46077.

(3) Based solely on a Schedule 13G/A filed with the SEC on April 23, 2025. Represents 5,982,716 shares of Common Stock over which BlackRock, Inc. (“BlackRock”) has sole voting power and 6,082,350 shares over which BlackRock has sole dispositive power. The principal business address of BlackRock is 55 East 52nd Street, New York, NYC 10055.

(4) Based on a Schedule 13G/A filed with the SEC on February 13, 2024 and the Company’s records. Represents 5,116,025 shares of our Common Stock over which JPM Partners LLC has shared voting and dispositive power. Dr. Sommadossi is the manager of JPM Partners LLC and may be deemed to share beneficial ownership of the securities held by JPM Partners LLC. The business address of JPM Partners LLC is 2 Avery Street #21E, Boston, MA 02111. The business address of Jean-Pierre Sommadossi is 225 Franklin Street, Suite 2100, Boston, MA 02110.

(5) In addition to the shares referenced in footnote (4) above, includes (i) 1,517,830 shares of Common Stock and (ii) 2,918,198 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(6) Consists of (i) 823,576 shares of Common Stock and (ii) 1,013,432 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(7) Consists of (i) 127,665 shares of Common Stock and (ii) 1,376,665 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(8) Consists of (i) 96,086 shares of Common Stock and (ii) 1,002,106 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(9) Consists of (i) 165,102 shares of Common Stock, of which 82,594 shares are held directly and 82,508 shares are held indirectly as the Trustee of the John F. Vavricka Deed of Trust, and (ii) 890,658 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(10) Consists of (i) 62,750 shares of Common Stock, (ii) 29,600 restricted stock units relating to Common Stock vesting within 60 days of April 24, 2026 and (iii) 247,084 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(11) Consists of (i) 506,497 shares of Common Stock, (ii) 29,600 restricted stock units relating to Common Stock vesting within 60 days of April 24, 2026 and (iii) 335,692 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(12) Consists of 54,933 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(13) Consists of (i) 62,750 shares of Common Stock, (ii) 29,600 restricted stock units relating to Common Stock vesting within 60 days of April 24, 2026 and (iii) 304,439 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(14) Consists of (i) 45,710 shares of Common Stock, 35,610 shares held directly and 10,000 shares of which are held indirectly by a trust and (ii) 73,244 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(15) Consists of (i) 112,750 shares of Common Stock, (ii) 29,600 restricted stock units relating to Common Stock vesting within 60 days of April 24, 2026 and (iii) 429,439 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(16) Consists of (i) 86,045 shares of Common Stock, (ii) 29,600 restricted stock units relating to Common Stock vesting within 60 days of April 24, 2026 and (iii) 304,439 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(17) Consists of (i) 95,206 shares of Common Stock, (ii) 29,600 restricted stock units relating to Common Stock vesting within 60 days of April 24, 2026 and (iii) 429,439 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

(18) Consists of (i) 8,897,321 shares of Common Stock, (ii) 177,600 restricted stock units relating to Common Stock vesting within 60 days of April 24, 2026 and (iii) 10,207,017 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our finance team is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Certain Related Party Transactions

In addition to the executive and director compensation arrangements discussed elsewhere in this Proxy Statement, the following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2024.

Director and Officer Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Questions and Answers About the 2026 Annual Meeting of Stockholders

Who may attend and vote at the Annual Meeting?

You may attend and vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 24, 2026, the Record Date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. As of April 24, 2026, there were 80,027,099 shares of Common Stock outstanding.

Stockholders of Record. A record holder holds shares in his or her name. If you are a record holder, your set of proxy materials has been sent to you directly by us and you may attend and vote at the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/AVIR2026. To attend and vote at the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in the name of a bank or broker on your behalf, you are considered the “beneficial owner” of those shares and the shares are considered held in “street name.” If you hold your shares in street name, proxy materials have been forwarded to you by your bank or broker and you may attend and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVIR2026 and entering the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the Annual Meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

The meeting webcast will begin promptly at 9:00 a.m. Eastern time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin at 8:45 a.m., Eastern time, and you should allow ample time for the check-in procedures. If you encounter any technical difficulties accessing the meeting webcast or during the meeting webcast, please call the technical support number located on www.virtualshareholdermeeting.com/AVIR2026.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the meeting.

On the Record Date, there were 80,027,099 shares of our Common Stock outstanding and entitled to one vote. Holders of our Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Therefore, holders of not less than 40,013,550 shares of Common Stock will need to be present in person or represented by proxy at the Annual Meeting to have a quorum.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote in advance of the Annual Meeting?

Stockholders of Record. If you are a stockholder of record, you may vote:

•
by Internet—You may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. You will need the 16-digit control number included on your proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m. Eastern time on June 17, 2026.
•
by Telephone—You may vote by telephone by calling 1-800-690-6903 by following the instructions on your proxy card or voting instruction form. You will need the 16-digit control number included on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern time on June 17, 2026.
•
by Mail—You may vote by mail by signing, dating and mailing the proxy card, which you may have received by mail. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by June 17, 2026.
•
Electronically at the Meeting—You may vote electronically at the Annual Meeting. To do so, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name, you may visit www.virtualshareholdermeeting.com/AVIR2026 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the Annual Meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board recommendations for each proposal are indicated on page 1 of this Proxy Statement.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

Can I change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of revocation to the Secretary of Atea prior to the Annual Meeting; or
•
by attending and voting electronically during the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

Will there be a question and answer (Q&A) session during the Annual Meeting?

As a part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during or prior to the Annual Meeting that are pertinent to the Company and the meeting matters as time permits after the completion of the Annual Meeting official business, for up to a maximum of 15 minutes. Each stockholder is limited to one question to allow us to answer questions from as many stockholders as possible. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company including the status or results of our business since our last Quarterly Report on Form 10-Q ;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already asked by another stockholder;
•
related principally to the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who may attend and vote at the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

The following table summarizes the minimum vote needed to approve each proposal and the effect of withhold votes, abstentions and broker non-votes.

Proposal #	Proposal Description	Vote Required for Approval	Effect of Votes Withheld or Abstentions	Effect of Broker Non- Votes
Proposal 1	Election of Directors	The plurality of the votes cast. The three nominees receiving the most “FOR” votes will be elected as Class III directors.	Votes withheld will not be counted as votes cast and will have no effect. Abstentions are not applicable.	Broker non- votes will have no effect.
Proposal 2	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026

“FOR” votes from
the holders of a
majority of the
votes cast
affirmatively or
negatively
(excluding abstentions) at the
meeting by the
holders entitled to
vote on the matter will
ratify
the appointment.

			Abstentions will have no effect.	Broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3	Approval, on an advisory (non-binding) basis, of the compensation of our NEOs	“FOR” votes from the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote on the matter will approve the proposal.	Abstentions will have no effect.	Broker non- votes will have no effect.

What is a “vote withheld” and an “abstention” and DO THEY COUNT FOR DETERMINING A QUORUM?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of KPMG as our independent registered public accounting firm and the approval of the compensation of our NEOs, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or the approval of the compensation of our NEOs. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the conclusion of the Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials and for presentation at our 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110 in writing not later than January 4 , 2027.

Stockholders intending to present a proposal at the 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than February 18, 2027 and no later than March 20, 2027. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 18, 2027, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the 90th day prior to the 2027 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under the bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We have also engaged Sodali & Co to assist in the solicitation of proxies by mail, telephone and facsimile, for a services fee, plus customary expense disbursements, which are not expected to exceed $25,000 plus expenses in total.

Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

General Matters

Certain Information relating to our Directors and Officers

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Householding

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in reducing the environmental impact related to printing and mailing of our proxy materials and potentially significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the respective stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Atea’s Annual Report on Form 10-K

A copy of Atea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 24, 2026 without charge upon written request addressed to:

Atea Pharmaceuticals, Inc.

Attention: Secretary

225 Franklin Street, Suite 2100

Boston, Massachusetts 02110

A reasonable fee will be charged for copies of exhibits. Please include your contact information with the request. This Proxy Statement and our Annual Report on Form 10-K may also be accessed at www.proxyvote.com and on our website at www.ateapharma.com.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

By Order of the Board of Directors

Andrea Corcoran

Chief Financial Officer, Executive Vice President, Legal and Secretary

Boston, Massachusetts

April 27, 2026

ATEA PHARMACEUTICALS, INC. 225 FRANKLIN STREET, SUITE 2100 BOSTON, MA 02110 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVIR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V93922-P52208 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ATEA PHARMACEUTICALS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends that you vote FOR the following: 1. Election of Class III Directors Nominees: 01) Jerome Adams, MD, MPH 02) Howard Berman, PhD 03) Barbara Duncan The Board of Directors recommends that you vote FOR the following proposals: 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval, on an advisory (non-binding) basis, of the compensation of the named executive officers of the Company. For Against Abstain NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V93923-P52208 ATEA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 18, 2026 9:00 AM, EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Andrea J. Corcoran and Jean-Pierre Sommadossi, PhD or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ATEA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 18, 2026, at www.virtualshareholdermeeting.com/AVIR2026, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side